Exhibit 10.1

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS IN THE OPINION OF COUNSEL SATISFACTORY TO THE PARTNERSHIP THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.

SECOND AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

GLADSTONE COMMERCIAL LIMITED PARTNERSHIP

a Delaware limited partnership

Dated as of July 11, 2018

i

ii

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THIS SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF GLADSTONE COMMERCIAL LIMITED PARTNERSHIP, dated as of July 11, 2018 (the “Effective Date”), is made by and among Parent, the General Partner and each of the other Persons who is a party to or otherwise bound by this Agreement and is listed as a Holder in the books and records of the Partnership.

WHEREAS, the Certificate of Limited Partnership of the Partnership was filed in the office of the Secretary of State of the State of Delaware effective on May 28, 2003; and

WHEREAS, the Parent and the General Partner desire to amend and restate the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of January 26, 2006, as amended through the date hereof (the “Existing Agreement”), in its entirety by entering into this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend and restate the Existing Agreement in its entirety and agree to continue the Partnership as a limited partnership under the Delaware Revised Uniform Limited Partnership Act, as amended from time to time, as follows:

ARTICLE I.

DEFINED TERMS

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Act” means the Delaware Revised Uniform Limited Partnership Act (6 Del. C. § 17-101 et seq.), as it may be amended from time to time, and any successor to such statute.

“Additional Funds” has the meaning set forth in Section 4.04(a) hereof.

“Additional Limited Partner” means a Person who is admitted to the Partnership as a Limited Partner pursuant to Section 4.03 and Section 12.02 hereof.

“Adjusted Capital Account” means the Capital Account maintained for each Holder, which, as of the end of each Partnership Year, is (i) increased by any amounts which such Holder is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) and (ii) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjusted Capital Account Deficit” means, with respect to any Holder, the deficit balance, if any, in such Holder’s Adjusted Capital Account as of the end of the relevant Partnership Year.

“Adjustment Event” has the meaning set forth in Section 4.06(a)(i) hereof.

“Adjustment Factor” means 1.0; provided, however, that in the event that:

(a)     the Parent (1) declares or pays a dividend on its outstanding Common REIT Shares wholly or partly in Common REIT Shares or makes a distribution to all holders of its outstanding Common REIT Shares wholly or partly in Common REIT Shares, (2) splits or subdivides its outstanding Common REIT Shares or (3) effects a reverse stock split or otherwise combines its outstanding Common REIT Shares into a smaller number of Common REIT Shares, the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction, (A) the numerator of which shall be the number of Common REIT Shares issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination (assuming for such purposes that such dividend, distribution, split, subdivision, reverse split or combination has occurred as of such time) and (B) the denominator of which shall be the actual number of Common REIT Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination;

(b)    the Parent distributes any rights, options or warrants to all holders of its Common REIT Shares to subscribe for or to purchase or to otherwise acquire Common REIT Shares (or other securities or rights convertible into, exchangeable for or exercisable for Common REIT Shares) at a price per share less than the Value of a Common REIT Share on the record date for such distribution (each a “Distributed Right”), then, as of the distribution date of such Distributed Rights, or, if later, the time such Distributed Rights become exercisable, the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction (1) the numerator of which shall be the sum of (A) the number of Common REIT Shares issued and outstanding on the record date (or, if later, the date such Distributed Rights become exercisable) plus (B) the maximum number of Common REIT Shares purchasable under such Distributed Rights and (2) the denominator of which shall be the sum of (A) the number of Common REIT Shares issued and outstanding on the record date (or, if later, the date such Distributed Rights become exercisable) plus (B) a fraction (i) the numerator of which is the maximum number of Common REIT Shares purchasable under such Distributed Rights multiplied by the minimum purchase price per Common REIT Share under such Distributed Rights and (ii) the denominator of which is the Value of a Common REIT Share as of the record date (or, if later, the date such Distributed Rights become exercisable); provided, however, that if any such Distributed Rights expire or become no longer exercisable, then the Adjustment Factor shall be adjusted, effective retroactive to the date of distribution of the Distributed Rights, to reflect a reduced maximum number of Common REIT Shares or any change in the minimum purchase price for the purposes of the above fraction;

(c)    the Parent shall, by dividend or otherwise, distribute to all holders of its Common REIT Shares evidences of its indebtedness or assets (including securities, but excluding any dividend or distribution referred to in subsection (a) or (b) above), which evidences of indebtedness or assets relate to assets not received by the Parent or its Subsidiaries pursuant to a pro rata distribution by the Partnership, then the Adjustment Factor shall be adjusted to equal the amount determined by multiplying the Adjustment Factor in effect immediately prior to the close of business on the date fixed for determination of stockholders of the Parent entitled to receive such distribution by a fraction (1) the numerator of which shall be such Value of a Common REIT Share on the date fixed for such determination and (2) the denominator of which shall be (A) the Value of a Common REIT Share on the dates fixed for such determination minus (B) the then fair market value (as determined by Parent, whose determination shall be conclusive) of the portion of the evidences of indebtedness or assets so distributed applicable to one Common REIT Share; and

(d)     an entity other than an Affiliate of the Parent shall acquire a majority of the issued and outstanding shares of stock of the Parent (by vote or value) pursuant to any merger, consolidation or combination of the Parent with or into another entity (the “Successor Entity”), the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor by the number of shares of the Successor Entity into which one Common REIT Share is converted pursuant to such merger, consolidation or combination, determined as of the date of such merger, consolidation or combination.

Any adjustments to the Adjustment Factor shall become effective immediately after the effective date of such event, retroactive to the record date, if any, for such event. Notwithstanding the foregoing, the Adjustment Factor shall not be adjusted in connection with an event described in clauses (a) or (b) above if, in connection with such event, the Partnership makes a distribution of cash, Partnership Units, REIT Shares and/or rights, options or warrants to acquire Partnership Units and/or REIT Shares with respect to all applicable OP Units (including LTIP Units) or effects a reverse split of, or otherwise combines, the OP Units (including LTIP Units), as applicable, that is comparable as a whole in all material respects with such an event, or if in connection with an event described in clause (d) above, the consideration in Section 11.02(b) hereof is paid to the Holders that own OP Units.

“Affiliate” means, with respect to any Person, (i) any Person directly or indirectly controlling or controlled by or under common control with such Person, (ii) any Person owning or controlling ten percent (10%) or more of the outstanding voting interests of such Person, (iii) any Person of which such Person owns or controls ten percent (10%) or more of the voting interests or (iv) any officer, director, general partner or trustee of such Person or any Person referred to in clauses (i), (ii) or (iii) above. For purposes of this definition, “control” when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” means this Second Amended and Restated Agreement of Limited Partnership of Gladstone Commercial Limited Partnership, as it may be further amended, supplemented or restated from time to time.

“Assignee” means a Person to whom a Partnership Interest has been Transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has only those rights set forth in Section 11.05 hereof.

“Available Cash” means, with respect to any period for which such calculation is being made, the amount of cash available for distribution by the Partnership to the Partners in respect of their Partnership Interests as determined by the General Partner.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Bylaws” means the Bylaws of the Parent, as amended, supplemented or restated from time to time.

“Capital Account” means, with respect to any Holder, the Capital Account maintained for such Holder in the Partnership’s books and records in accordance with the following provisions:

(a)    To each Holder’s Capital Account, there shall be added such Holder’s Capital Contributions, such Holder’s distributive share of Net Income and any items in the nature of income or gain that are specially allocated pursuant to Section 6.03 hereof, and the principal amount of any Partnership liabilities assumed by such Holder or that are secured by any property distributed to such Holder.

(b)    From each Holder’s Capital Account, there shall be subtracted the amount of cash and the Gross Asset Value of any property distributed to such Holder pursuant to any provision of this Agreement, such Holder’s distributive share of Net Losses and any items in the nature of expenses or losses that are specially allocated pursuant to Section 6.03 hereof, and the principal amount of any liabilities of such Holder assumed by the Partnership or that are secured by any property contributed by such Holder to the Partnership.

(c)    In the event any Partnership Interest is Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent that it relates to the Transferred interest.

(d)    In determining the principal amount of any liability for purposes of subsections (a) and (b) hereof, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

(e)    The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Sections 1.704-1(b) and 1.704-2, and shall be interpreted and applied in a manner consistent with such Regulations. If the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts are maintained in order to comply with such Regulations, the General Partner may make such modification provided, that such modification will not have a material effect on the amounts distributable to any Holder without such Holder’s prior written consent. Notwithstanding the foregoing, the General Partner may (i) make any adjustments that the General Partner determines to be necessary or appropriate to maintain equality between the Capital Accounts of the Holders and the amount of Partnership capital reflected on the Partnership’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q) and (ii) make any modifications that the General Partner determines to be appropriate in the event that unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b) or Section 1.704-2.

“Capital Account Deficit” has the meaning set forth in Section 13.02(c) hereof.

“Capital Account Limitation” has the meaning set forth in Section 4.07(a) hereof.

“Capital Contribution” means, with respect to any Holder, the amount of money and the initial Gross Asset Value of any Contributed Property that such Partner contributes to the Partnership or is deemed to contribute to the Partnership pursuant to Section 4.04 hereof.

“Cash Amount” means, with respect to a Tendering Partner, an amount of cash equal to the product of (A) the Value of a Common REIT Share and (B) such Tendering Partner’s Common REIT Shares Amount determined as of the date of receipt by the General Partner of such Tendering Partner’s Notice of Redemption or, if such date is not a Business Day, the immediately preceding Business Day.

“Certificate” means the Certificate of Limited Partnership of the Partnership filed in the office of the Secretary of State of the State of Delaware on May 28, 2003, as amended from time to time in accordance with the Act and the terms hereof, as applicable.

“Charity” means an entity described in Code Section 501(c)(3) or any trust all the beneficiaries of which are such entities.

“Charter” means the Articles of Incorporation of the Parent as filed with the State Department of Assessments and Taxation of Maryland, as amended, supplemented or restated from time to time.

“Closing Price” has the meaning set forth in the definition of “Value”.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute thereto, as interpreted by the applicable Regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

“Common REIT Share” means a share of the Parent’s common stock, par value $0.01 per share. Where relevant in this Agreement, “Common REIT Shares” includes shares of the Parent’s common stock, par value $0.01 per share, issued upon the conversion of Preferred REIT Shares or Junior REIT Shares.

“Common REIT Shares Amount” means a number of Common REIT Shares equal to the product of (a) the number of Tendered Units and (b) the Adjustment Factor in effect on the Specified Redemption Date with respect to such Tendered Units; provided, however, that in the event that the Parent issues to all holders of Common REIT Shares as of a certain record date rights, options, warrants or convertible or exchangeable securities entitling the Parent’s stockholders to subscribe for or purchase REIT Shares, or any other securities or property (collectively, the “Rights”), with the record date for such Rights issuance falling within the period starting on the date of the Notice of Redemption and ending on the day immediately preceding the Specified Redemption Date, which Rights will not be distributed before the relevant Specified Redemption Date, then the Common REIT Shares Amount shall also include such Rights that a holder of that number of Common REIT Shares would be entitled to receive, expressed, where relevant hereunder, in a number of Common REIT Shares determined by the General Partner.

“Consent” means the consent to, approval of, or vote in favor of a proposed action.

“Contributed Property” means each item of Property, but excluding cash, contributed to the Partnership, net of any liabilities assumed by the Partnership relating to such Contributed Property and any liability to which such Contributed Property is subject.

“Controlled Entity” means, as to any Partner, (a) any corporation more than twenty five percent (25%) of the outstanding voting stock of which is owned by such Partner and such Partner’s Family Members and Affiliates, (b) any trust, whether or not revocable, of which such Partner and such Partner’s Family Members and Affiliates are the sole initial income beneficiaries, (c) any partnership of which such Partner or such Partner’s Family Members and Affiliates are the managing partners and in which such Partner, such Partner’s Family Members and Affiliates hold partnership interests representing at least twenty-five percent (25%) of such partnership’s capital and profits and (d) any limited liability company of which such Partner or such Partner’s Family Members and Affiliates are the managers or otherwise control the management of such limited liability company and in which such Partner, such Partner’s Family Members and Affiliates hold membership interests representing at least twenty-five percent (25%) of such limited liability company’s capital and profits.

“Conversion Date” has the meaning set forth in Section 4.07(b).

“Conversion Notice” has the meaning set forth in Section 4.07(b).

“Conversion Right” has the meaning set forth in Section 4.07(a).

“Covered Person” means (A) any of the General Partner, the Parent and any successor to any of the foregoing and (B) any officer, member, manager or director, as applicable, of the Partnership, the General Partner, the Parent or any Subsidiary of any of the foregoing (including by reason of being named a Person who is about to become an officer, member, manager or director, as applicable, of any of the foregoing).

“Debt” means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all amounts owed by such Person to financial institutions or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (iv) lease obligations of such Person that, in accordance with U.S. GAAP, should be capitalized.

“Depreciation” means, for each Partnership Year, an amount equal to the federal income tax depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or period, Depreciation shall be in an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year or period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

“Distributed Right” has the meaning set forth in the definition of “Adjustment Factor”.

“DRO Amount” means the amount specified on Exhibit B with respect to any DRO Partner, as such Exhibit may be amended from time to time.

“DRO Partner” means a Partner who has agreed in writing to be a DRO Partner of the Partnership and has agreed and is obligated to make certain cash Capital Contributions, not in excess of such DRO Partner’s DRO Amount, to the Partnership with respect to such Partner’s Capital Account Deficit upon the occurrence of certain events.

“Economic Capital Account Balances” has the meaning set forth in Section 6.03(c) hereof.

“Equity Incentive Plan” means any equity incentive plan adopted by the Partnership or the Parent.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Family Member” means, as to a Person that is an individual, such Person’s spouse, ancestors (whether by blood or by adoption or step-ancestors by marriage), descendants (whether by blood or by adoption or step-descendants by marriage), brothers and sisters, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law and descendants (whether by blood or by adoption or step-descendants by marriage) of a brother or sister and any inter vivos or testamentary trusts (whether revocable or irrevocable) of which only such Person, his or her spouse, ancestors (whether by blood or by adoption or step-ancestors by marriage), descendants (whether by blood or by adoption or step-descendants by marriage), brothers and sisters, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law and descendants (whether by blood or by adoption or step-descendants by marriage) of a brother or sister are initial income beneficiaries.

“Forced Redemption” has the meaning set forth in Section 4.07(c).

“Forced Redemption Notice” has the meaning set forth in Section 4.07(c).

“Funding Debt” means the incurrence of any Debt for the purpose of providing funds to the Partnership by or on behalf of the Parent or any wholly owned subsidiary of the Parent.

“General Partner” means GCLP Business Trust II, a Massachusetts business trust, and its successors and assigns, as the general partner of the Partnership.

“General Partner Interest” means the Partnership Interest held by the General Partner, which Partnership Interest is an interest as a general partner under the Act.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(a)     The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset as determined by the General Partner.

(b)     The Gross Asset Values of all Partnership assets immediately prior to the occurrence of any event described in clause (i), clause (ii), clause (iii) or clause (iv) hereof shall be adjusted to equal their respective gross fair market values, as determined by the General Partner, as of the following times:

(i)     the acquisition of an additional Partnership Interest (other than in connection with the execution of this Agreement but including, without limitation, acquisitions pursuant to Section 4.04 hereof or contributions by the General Partner pursuant to Section 4.04 hereof) by a new or existing Partner in exchange for more than a de minimis Capital Contribution, if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Holders in the Partnership; provided, that the issuance of any LTIP Unit shall be deemed to require a recalculation pursuant to this subsection;

(ii)     the distribution by the Partnership to a Holder of more than a de minimis amount of Property as consideration for a Partnership Interest, if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Holders in the Partnership;

(iii)     the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); and

(iv)     at such other times as the General Partner shall reasonably determine necessary or advisable in order to comply with Regulations Sections 1.704-1(b) and 1.704-2.

(c)     The Gross Asset Value of any Partnership asset distributed to a Holder shall be the gross fair market value of such asset on the date of distribution as determined by the distributee and the General Partner provided, that, if the distributee is the General Partner or if the distributee and the General Partner cannot agree on such a determination, such gross fair market value shall be determined by an independent third party experienced in the valuation of similar assets, selected by the General Partner.

(d)     The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (d) to the extent that the General Partner reasonably determines that an adjustment pursuant to subsection (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d).

(e)     If the Gross Asset Value of a Partnership asset has been determined or adjusted pursuant to subsection (a), subsection (b) or subsection (d) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Losses.

“Holders” mean the Partners and Assignees, collectively, and “Holder” means any Partner or Assignee.

“Incapacity” or “Incapacitated” means, (i) as to any Partner who is an individual, death, total physical disability or entry by a court of competent jurisdiction adjudicating such Partner incompetent to manage his or her person or his or her estate; (ii) as to any Partner that is a corporation or limited liability company, the filing of a certificate of dissolution, or its equivalent, or the revocation of the corporation’s charter or limited liability company’s certificate of formation; (iii) as to any Partner that is a partnership, the dissolution and commencement of winding up of the partnership; (iv) as to any Partner that is an estate, the distribution by the fiduciary of the estate’s entire Partnership Interest; (v) as to any trust that is a Partner, the termination of the trust (but not the substitution of the trustee of the trust); or (vi) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief of or against such Partner under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Partner is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner, (c) the Partner executes and delivers a general assignment for the benefit of the Partner’s creditors, (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (b) above, (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner’s properties, (f) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within 120 days after the commencement thereof, (g) the appointment without the Partner’s consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within 90 days of such appointment, or (h) an appointment referred to in clause (g) above is not vacated within 90 days after the expiration of any such stay.

“Indemnitee” means (i) any Person made a party to a proceeding by reason of its status as a Covered Person and (ii) such other Persons as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability).

“Independent Directors” means the independent directors of the Board of Directors of the Parent as determined by the rules and regulations of the NASDAQ Stock Market or any successor to the foregoing.

“IRS” means the Internal Revenue Service, which administers the internal revenue laws of the United States.

“Junior REIT Share” means a share of capital stock of the Parent now or hereafter authorized or reclassified that has dividend rights, or rights upon liquidation, winding up and dissolution, that are junior in rank to the Common REIT Shares.

“Junior Unit” means a fractional share of the Partnership Interests that the General Partner has authorized pursuant to Sections 4.01, 4.03 or 4.04 hereof that has distribution rights, or rights upon liquidation, winding up and dissolution, that are junior in rank to the OP Units.

“Limited Partner” means any Person named as a Limited Partner in the books and records of the Partnership or the Transfer Agent, or any Substituted Limited Partner or Additional Limited Partner, in such Person’s capacity as a Limited Partner in the Partnership.

“Limited Partner Interest” means a Partnership Interest of a Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Limited Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partner Interest may be expressed as a number of OP Units, LTIP Units, Preferred Units, Junior Units or other Partnership Units.

“Liquidating Event” has the meaning set forth in Section 13.01 hereof.

“Liquidating Gains” has the meaning set forth in Section 6.03(c) hereof.

“Liquidator” has the meaning set forth in Section 13.02(a) hereof.

“LTIP Award” means each or any, as the context requires, LTIP Award issued under any Equity Incentive Plan.

“LTIP Unit” means a Partnership Unit which is designated as an LTIP Unit and which has the rights, preferences and other privileges and restrictions, qualifications, and limitations set forth in Section 4.06 hereof (except as may be varied by the designations applicable to any particular class or series of LTIP Units) and elsewhere in this Agreement (including any exhibit hereto creating any new class or series of LTIP Units) or in the Equity Incentive Plan or the award, vesting, or other agreement pursuant to which an LTIP Unit is granted to the holder thereof. The allocation of LTIP Units among the Partners shall be set forth in the books and records of the Partnership or the Transfer Agent.

“LTIP Unitholder” means a Limited Partner that holds LTIP Units.

“LV Safe Harbor” has the meaning set forth in Section 10.02(b) hereof.

“LV Safe Harbor Election” has the meaning set forth in Section 10.02(b) hereof.

“LV Safe Harbor Interests” has the meaning set forth in Section 10.02(b) hereof.

“Majority in Interest of the Outside Limited Partners” means Limited Partners (excluding for this purpose (i) any Limited Partner Interests held by the Parent or its Subsidiaries, (ii) any Person of which the Parent or its Subsidiaries directly or indirectly owns or controls more than 50% of the voting interests and (iii) any Person directly or indirectly owning or controlling more than 50% of the outstanding interests of the General Partner) representing a majority of the Percentage Interests of all such Limited Partners.

“Market Price” has the meaning set forth in the definition of “Value”.

“Net Income” or “Net Loss” means, for each Partnership Year of the Partnership, an amount equal to the Partnership’s taxable income (“Net Income”) or loss (“Net Loss”) for such year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(a)     Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of “Net Income” or “Net Loss” shall be added to (or subtracted from, as the case may be) such taxable income (or loss);

(b)     Any expenditure of the Partnership described in Code Section 705(a)(2)(B) or treated as a Code Section 705(a)(2)(B) expenditure pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of “Net Income” or “Net Loss,” shall be subtracted from (or added to, as the case may be) such taxable income (or loss);

(c)     In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subsection (b) or subsection (c) of the definition of “Gross Asset Value,” the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

(d)     Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value;

(e)     In lieu of the depreciation, amortization and other cost recovery deductions that would otherwise be taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Partnership Year;

(f)     To the extent that an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner’s Partnership Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

(g)     Notwithstanding any other provision of this definition of “Net Income” or “Net Loss”, any item that is specially allocated pursuant to Section 6.03 hereof shall not be taken into account in computing Net Income or Net Loss.

“New REIT Securities” means (i) any rights, options, warrants or convertible or exchangeable securities having the right to subscribe for or purchase REIT Shares, except that

“New REIT Securities” shall not mean any Preferred REIT Shares, Junior REIT Shares or grants under the Equity Incentive Plans and (ii) any Debt issued by the Parent that provides any of the rights described in clause (i).

“Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

“Nonrecourse Liability” has the meaning set forth in Regulations Section 1.752-1(a)(2).

“Notice of Redemption” means the Notice of Redemption substantially in the form of Exhibit A attached to this Agreement.

“OP Unit” means a fractional share of the Partnership Interests of all Partners issued pursuant to Sections 4.01, 4.03 and 4.04 hereof, but does not include any LTIP Unit, Preferred Unit, Junior Unit or any other Partnership Unit specified in a Partnership Unit Designation as being other than an OP Unit.

“OP Unit Economic Balance” has the meaning set forth in Section 6.03(c) hereof.

“Outside Interest” has the meaning set forth in Section 5.02 hereof.

“Parent” means Gladstone Commercial Corporation, a Maryland corporation.

“Parent Employee” means any employee of the Partnership, the General Partner, the Parent or any of their Subsidiaries.

“Partner” means the General Partner or a Limited Partner, and “Partners” means the General Partner and the Limited Partners.

“Partner Minimum Gain” means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

“Partner Nonrecourse Debt” has the meaning set forth in Regulations Section 1.704-2(b)(4).

“Partner Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

“Partnership” means the limited partnership formed under the Act by the filing of the Certificate and governed pursuant to this Agreement, and any successor thereto.

“Partnership Audit Rules” means Subchapter C of Chapter 63 of Subtitle F of the Code, as modified by Section 1101 of the Bipartisan Budget Act of 2015, Pub. L. No. 114-74, any successor statutes thereto, and any Regulations promulgated, or official guidance issued, thereunder.

“Partnership Interest” means an ownership interest in the Partnership and includes any and all benefits to which the Holder of such Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Holder to comply with the terms and provisions of this Agreement. A Partnership Interest may be expressed as a number of OP Units, LTIP Units, Preferred Units, Junior Units or other Partnership Units.

“Partnership Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

“Partnership Record Date” means a record date established by the General Partner for the distribution of Available Cash pursuant to Section 5.01 hereof, which record date shall generally be the same as the record date established by the Parent for a distribution to its stockholders of some or all of its portion of such distribution.

“Partnership Representative” means the “partnership representative” within the meaning of Code Section 6223.

“Partnership Unit” shall mean an OP Unit, an LTIP Unit, a Preferred Unit, a Junior Unit or any other fractional share of the Partnership Interests that the General Partner has authorized pursuant to Article IV hereof.

“Partnership Unit Designation” has the meaning set forth in Section 4.03(a) hereof.

“Partnership Unit Distribution” has the meaning set forth in Section 4.06(a)(ii) hereof.

“Partnership Year” means the Partnership’s taxable year ending on December 31 (or part thereof in the case of the Partnership’s first and last taxable year) or such other year as is (i) required by Code Section 706 or (ii) determined by the General Partner (if no year is so required by Code Section 706).

“Percentage Interest” means, as the context requires, (i) with respect to OP Units, as to a Holder of OP Units (subject to Section 4.06(a)), the quotient obtained by dividing the number of OP Units owned by such Holder by the total number of OP Units then outstanding, and (ii) with respect to any Partnership Units of a particular class or series (other than OP Units), as to a Holder of any such Partnership Units, the quotient obtained by dividing the number of such Partnership Units owned by such Holder by the total number of such Partnership Units then outstanding, provided that, with respect to a determination as to whether the Limited Partners have voted for or provided Consent as to a matter on which Limited Partners are entitled to vote or Consent pursuant to this Agreement, as to any Limited Partner, the quotient obtained by dividing the number of votes attributable to the Partnership Units held by such Limited Partner with respect to such matter by the total number of votes attributable to all Partnership Units then outstanding with respect to such matter. If the Partnership issues additional classes or series of Partnership Units, the interest in the Partnership among the classes or series of Partnership Units shall be determined as set forth in an amendment to this Agreement which will set forth the rights and privileges of such additional classes or series of Partnership Units, if any, as contemplated by Section 4.03(a).

“Person” means an individual or a corporation, partnership (including, but not limited to, any general partnership or limited partnership), trust, estate, custodian, nominee, unincorporated organization, association, limited liability company or any other entity.

“Preferred Parity Units” means all classes or series of Preferred Units issued by the Partnership, the terms of which specifically provide that such Preferred Units rank on a parity with such Preferred Parity Units with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Partnership, including the Series A Preferred Units, the Series B Preferred Units, the Series D Preferred Units, and any other Preferred Units to be issued in the future and designated to rank on a parity with such Preferred Parity Units with respect to distribution rights and rights upon liquidation.

“Preferred REIT Share” means a share of capital stock of the Parent now or hereafter authorized or reclassified that has dividend rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the Common REIT Shares. For the sake of clarity, Preferred REIT Shares include shares of Senior Common Stock of Parent, par value $0.001 per share.

“Preferred Unit” means a fractional share of the Partnership Interests that the General Partner has authorized pursuant to Sections 4.01, 4.03 or 4.04 hereof that has distribution rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the OP Units. For the sake of clarity, Preferred Units include Senior Common Units.

“Properties” means any assets and property of the Partnership such as, but not limited to, interests in real property and personal property, including, without limitation, fee interests, interests in ground leases, easements and rights of way, interests in limited liability companies, joint ventures or partnerships, interests in mortgages, and debt instruments as the Partnership may hold from time to time, and “Property” shall mean any one such asset or property.

“Publicly Traded” means listed or admitted to trading on the New York Stock Exchange, the American Stock Exchange, the NASDAQ Stock Market or another national securities exchange or any successor to the foregoing.

“Qualified Assets” means any of the following assets: (i) interests, rights, options, warrants or convertible or exchangeable securities of the Partnership; (ii) Debt issued by the Partnership or any Subsidiary thereof in connection with the incurrence of Funding Debt; (iii) equity interests in Qualified REIT Subsidiaries (or other entities disregarded from their owner for federal income tax purposes, including wholly owned grantor trusts) whose assets consist solely of Qualified Assets; (iv) up to a one percent (1%) equity interest in any partnership or limited liability company at least ninety-nine percent (99%) of the equity of which is owned, directly or indirectly, by the Partnership; (v) cash held for payment of administrative expenses or pending distribution to security holders of the Parent or any wholly owned Subsidiary thereof or pending contribution to the Partnership; and (vi) other tangible and intangible assets that, taken as a whole, are de minimis in relation to the net assets of the Partnership and its Subsidiaries.

“Qualified REIT Subsidiary” means any Subsidiary of the Parent that is a “qualified REIT subsidiary” within the meaning of Code Section 856(i).

“Qualified Transferee” means an “Accredited Investor” as defined in Rule 501 promulgated under the Securities Act.

“Recourse Liabilities” means the amount of liabilities owed by the Partnership (other than Nonrecourse Liabilities and liabilities to which Partner Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)).

“Redemption” has the meaning set forth in Section 8.06(a) hereof.

“Regulations” means the applicable income tax regulations promulgated by the United States Treasury Department, whether such regulations are in proposed, temporary or final form, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Regulatory Allocations” has the meaning set forth in Section 6.03(a)(vii) hereof.

“REIT” means an entity that is treated as a real estate investment trust for federal income tax purposes under Code Sections 856 through 860.

“REIT Payment” has the meaning set forth in Section 15.11 hereof.

“REIT Requirements” has the meaning set forth in Section 5.01 hereof.

“REIT Share” means a Common REIT Share, a Preferred REIT Share, a Junior REIT Share or share of any other class or series of stock issued by the Parent.

“Rights” has the meaning set forth in the definition of “Common REIT Shares Amount”.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Senior Common Units” means “Senior Common Units” of the Partnership, as designated in Exhibit SC.

“Series A Preferred Units” means “7.75% Series A Cumulative Redeemable Preferred Unit” of the Partnership, as designated in Exhibit SAP.

“Series B Preferred Units” means “7.50% Series B Cumulative Redeemable Preferred Units” of the Partnership, as designated in Exhibit SBP.

“Series D Preferred Units” means “7.00% Series D Cumulative Redeemable Preferred Units” of the Partnership, as designated in Exhibit SDP.

“Services Agreement” means any management, development or advisory agreement with a property and/or asset manager for the provision of property management, asset management, leasing, development and/or similar services with respect to the Properties and any agreement for the provision of services of accountants, legal counsel, appraisers, insurers, brokers, transfer agents, registrars, developers, financial advisors and other professional services.

“Specified Redemption Date” means the 10th Business Day following receipt by the General Partner of a Notice of Redemption; provided, that, if the Common REIT Shares are not Publicly Traded, the Specified Redemption Date means the 30th Business Day following receipt by the General Partner of a Notice of Redemption.

“Subsidiary” means, with respect to any Person, any other Person of which a majority of (i) the voting power of such other Person or (ii) the outstanding equity interests or beneficial interests of such other Person is owned or held, directly or indirectly, by such Person.

“Substituted Limited Partner” means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 11.04 hereof.

“Successor Entity” has the meaning set forth in the definition of “Adjustment Factor”.

“Tendered Units” has the meaning set forth in Section 8.06(a) hereof.

“Tendering Partner” has the meaning set forth in Section 8.06(a) hereof.

“Terminating Capital Transaction” means any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership.

“Termination Transaction” has the meaning set forth in Section 11.02(b) hereof.

“Transaction” has the meaning set forth in Section 4.07(f).

“Transfer,” when used with respect to a Partnership Unit, or all or any portion of a Partnership Interest, means any sale, assignment, bequest, conveyance, devise, gift (outright or in trust), pledge, encumbrance, hypothecation, mortgage, exchange, transfer or other disposition or act of alienation, whether voluntary or involuntary or by operation of law; provided, however, that when the term is used in Article XI hereof, “Transfer” does not include (a) any Redemption of Partnership Units by the Partnership or the Parent, or acquisition of Tendered Units by the General Partner or the Parent, pursuant to Section 8.06 hereof or (b) any redemption of Partnership Units made pursuant to any Partnership Unit Designation. The terms “Transferred” and “Transferring” have correlative meanings.

“Transfer Agent” means, with respect to any Partnership Units, such bank, trust company or other Person (including the Partnership or one of its Affiliates) as shall be appointed from time to time by the General Partner to act as registrar and transfer agent for such Partnership Units; provided that if no Transfer Agent is specifically designated for such Partnership Units, the General Partner shall act in such capacity.

“Unvested LTIP Units” has the meaning set forth in Section 4.06(c)(i) hereof.

“U.S. GAAP” means U.S. generally accepted accounting principles consistently applied.

“Value” means, on any date of determination with respect to a Common REIT Share, the average of the daily Market Prices for twenty consecutive trading days immediately preceding the date of determination except that, as provided in Section 4.05(b) hereof, the Market Price for the trading day immediately preceding the date of exercise of a stock option under any Equity Incentive Plan shall be substituted for such average of daily market prices for purposes of Section 4.05 hereof; provided, however, that for purposes of Section 8.06, the “date of determination” shall be the date of receipt by the Parent of a Notice of Redemption or, if such date is not a Business Day, the immediately preceding Business Day. The term “Market Price” on any date shall mean, with respect to any class or series of outstanding REIT Shares, the Closing Price for such REIT Shares on such date. The “Closing Price” on any date shall mean the last sale price for such REIT Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such REIT Shares, in either case as reported in the principal consolidated transaction reporting system with respect to Publicly Traded securities or, if such REIT Shares are not Publicly Traded, the last quoted price, or, if not so quoted, the average of the high bid and low ask prices in the principal automated quotation system that may then be in use or, if such REIT Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such REIT Shares selected by the Board of Directors of the Parent or, in the event that no trading price is available for such REIT Shares, the fair market value of such REIT Shares, as determined by the Board of Directors of the Parent.

In the event that the Common REIT Shares Amount includes Rights that a holder of REIT Shares would be entitled to receive, then the Value of such Rights shall be determined by the Parent on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

“Vested LTIP Units” has the meaning set forth in Section 4.06(c)(i) hereof.

“Vesting Agreement” means each or any, as the context implies, agreement entered into by an LTIP Unitholder upon acceptance of an award of LTIP Units under an Equity Incentive Plan.

“Virginia Courts” has the meaning set forth in Section 15.08(b).

ARTICLE II.

ORGANIZATIONAL MATTERS

Section 2.01    Organization. The Partnership is a limited partnership organized pursuant to the provisions of the Act and upon the terms and subject to the conditions set forth in this Agreement. The rights and obligations of the Partners and other Holders and the administration and termination of the Partnership shall be governed by this Agreement. All Partnership Interests shall be personal property for all purposes.

Section 2.02    Name. The name of the Partnership is Gladstone Commercial Limited Partnership. The Partnership’s business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The General Partner may change the name of the Partnership at any time and from time to time and shall notify the Partners of such change in the next regular communication to the Partners.

Section 2.03    Registered Office and Agent; Principal Office. The address of the registered office of the Partnership in the State of Delaware is located at Corporation Service Company, 251 Little Falls Drive, Wilmington, County of New Castle, Delaware 19808, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office is Corporation Service Company. The principal office of the Partnership is located at 1521 Westbranch Drive, Suite 100, McLean, Virginia 22102 or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

Section 2.04    Power of Attorney.

(a)    By executing this Agreement, each Limited Partner and each Assignee irrevocably constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

(i)    execute, swear to, seal, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments, supplements or restatements thereof) that the General Partner or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability to the extent provided by applicable law) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (b) all instruments that the General Partner or the Liquidator deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents that the General Partner or the Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all conveyances and other instruments or documents that the General Partner or the Liquidator deems appropriate or necessary to reflect the distribution or exchange of assets of the Partnership pursuant to the terms of this Agreement; (e) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article XI, Article XII or Article XIII hereof or to the Capital Contribution of any Partner; and (f) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges relating to Partnership Interests; and

(ii)    execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, as determined by the General Partner or the Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, as determined by the General Partner or the Liquidator, to effectuate the terms or intent of this Agreement.

Nothing contained herein shall be construed as authorizing the General Partner or the Liquidator to amend this Agreement except in accordance with Section 15.15 or as may be otherwise expressly provided for in this Agreement.

(b)    The foregoing power of attorney is hereby declared to be irrevocable and a special power coupled with an interest, in recognition of the fact that each of the Limited Partners and Assignees will be relying upon the power of the General Partner or the Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the Transfer of all or any portion of such Limited Partner’s or Assignee’s Partnership Units or Partnership Interest and shall extend to such Limited Partner’s or Assignee’s heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or the Liquidator, pursuant to such power of attorney; and each such Limited Partner or Assignee hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the General Partner or the Liquidator under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within 15 days after receipt of the General Partner’s or the Liquidator’s request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership. Notwithstanding anything else set forth in this Section 2.04(b), no Limited Partner shall incur any personal liability for any action of the General Partner or the Liquidator taken under such power of attorney.

Section 2.05    Term. The Partnership shall continue perpetually, unless it is dissolved pursuant to the provisions of Article XIII hereof or as otherwise required by the Act.

Section 2.06    Partnership Interests as Securities. All Partnership Interests shall be securities within the meaning of, and governed by, (i) Article 8 of the Delaware Uniform Commercial Code and (ii) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction.

ARTICLE III.

PURPOSE

Section 3.01    Purpose and Business. The purpose and nature of the Partnership is to conduct any business, enterprise or activity permitted by or under the Act; provided, however, such business and arrangements and interests will be limited to and conducted in such a manner as to permit the Parent to qualify as a REIT unless the Parent, in accordance with its Charter and Bylaws, has chosen to cease to qualify as a REIT for any reason or for reasons whether or not related to the business conducted by the Partnership. Without limiting the Parent’s right to cease to qualify as a REIT, the Partners acknowledge that the qualification of the Parent as a REIT inures to the benefit of all Partners and not solely to the Parent, the General Partner or its Affiliates. In connection with the foregoing, the Partnership shall have full power and authority to enter into, perform and carry out contracts of any kind, to borrow and lend money and to issue and guarantee evidence of indebtedness, whether or not secured by mortgage, deed of trust, pledge or other lien and, directly or indirectly, to acquire, lease and construct additional Properties necessary, useful or desirable in connection with its business.

Section 3.02    Powers.

(a)    The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership.

(b)    The Partnership may contribute from time to time Partnership capital, including Properties, to one or more newly formed entities solely in exchange for equity interests therein (or in a wholly owned subsidiary entity thereof).

(c)    Notwithstanding any other provision in this Agreement, the General Partner may cause the Partnership to refrain from taking, any action that in the judgment of the General Partner (i) could adversely affect the ability of the Parent to qualify as a REIT, (ii) could subject the Parent to any federal income or excise taxes or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the General Partner, the Parent, their securities or the Partnership.

Section 3.03    Partnership Only for Partnership Purposes Specified. This Agreement shall not be deemed to create a company, venture or partnership between or among the Partners with respect to any activities whatsoever other than the activities within the purposes of the Partnership as specified in Section 3.01 hereof. Except as otherwise provided in this Agreement, no Partner shall have any authority to act for, bind, commit or assume any obligation or responsibility on behalf of the Partnership, its Properties or any other Partner. No Partner, in its capacity as a Partner under this Agreement, shall be responsible or liable for any indebtedness or obligation of another Partner, and the Partnership shall not be responsible or liable for any indebtedness or obligation of any Partner, incurred either before or after the execution and delivery of this Agreement by such Partner, except as to those responsibilities, liabilities, indebtedness or obligations incurred pursuant to and as limited by the terms of this Agreement and the Act.

Section 3.04    Representations and Warranties by the Parties.

(a)    Each Limited Partner (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner, respectively) represents and warrants to, and covenants with, each other Partner that (i) this Agreement will not result in a breach or violation of, or a default under, any material agreement by which such Partner or any of such Partner’s property is bound, or any statute, regulation, order or other law to which such Partner is subject, (ii) subject to the last sentence of this Section 3.04(a), such Partner is neither a “foreign person” within the meaning of Code Section 1445(f) nor a “foreign partner” within the meaning of Code Section 1446(e), (iii) such Partner does not own, directly or indirectly, (a) 9.8% or more of the total combined voting power of all classes of stock entitled to vote, or 9.8% or more of the total number of shares of all classes of stock, of any corporation that is a tenant of either (I) the Parent or any Qualified REIT Subsidiary, (II) the Partnership or (III) any partnership, venture or limited liability company of which the Parent, any Qualified REIT Subsidiary or the Partnership is a direct or indirect partner or member or (b) an interest of 9.8% or more in the assets or net profits of any tenant of either (I) the Parent or any Qualified REIT Subsidiary, (II) the Partnership or (III) any

partnership, venture, or limited liability company of which the Parent, any Qualified REIT Subsidiary or the Partnership is a direct or indirect partner or member, (iv) such Partner has the legal capacity to enter into this Agreement and perform such Partner’s obligations hereunder and (v) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms. Notwithstanding anything contained herein to the contrary, in the event that the representation contained in the foregoing clause (ii) would be inaccurate if given by a Partner, such Partner (w) shall not be required to make and shall not be deemed to have made such representation, if it delivers to the General Partner in connection with or prior to its execution of this Agreement written notice that it may not truthfully make such representation, (x) agrees that it is subject to, and hereby authorizes the General Partner to withhold, all withholdings to which such a “foreign person” or “foreign partner,” as applicable, is subject for federal tax purposes and (y) agrees to cooperate fully with the General Partner with respect to such withholdings, including by effecting the timely completion and delivery to the General Partner of all governmental forms required in connection therewith.

(b)    Each Limited Partner (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner) represents, warrants and agrees that it has acquired and continues to hold its Partnership Interest for its own account for investment purposes only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof in violation of applicable laws, and not with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances in violation of applicable laws. Each Limited Partner further represents and warrants that it is a sophisticated investor, able and accustomed to handling sophisticated financial and tax matters for itself, particularly real estate investments, and that it has a sufficiently high net worth that it does not anticipate a need for the funds that it has invested in the Partnership in what it understands to be a highly speculative and illiquid investment.

(c)    The representations and warranties contained in Sections 3.04(a) and 3.04(b) hereof shall survive the execution and delivery of this Agreement by each Limited Partner (and, in the case of an Additional Limited Partner or a Substituted Limited Partner, the admission of such Additional Limited Partner or Substituted Limited Partner as a Limited Partner in the Partnership) and the dissolution, liquidation and termination of the Partnership.

(d)    Each Limited Partner (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner) hereby acknowledges that no representations or warranties have been made by the Parent, any Partner or any employee or representative or Affiliate of the Parent or any Partner as to any future profits, cash flows, funds from operations or distributions in respect of the Partnership or the General Partner, and that projections and any other information, including, without limitation, financial and descriptive information and documentation, that may have been in any manner submitted to such Partner shall not constitute any representation or warranty of any kind or nature, express or implied.

(e)    Notwithstanding the foregoing, the General Partner may permit the modification of any of the representations and warranties contained in Sections 3.04(a) and 3.04(b) above as applicable to any Limited Partner (including, without limitation any Additional Limited

Partner or Substituted Limited Partner or any transferee of either), provided, that such representations and warranties, as modified, shall be set forth in either (i) a Partnership Unit Designation applicable to the Partnership Units held by such Partner or (ii) a separate writing addressed to the Partnership and the General Partner.

ARTICLE IV.

PARTNERSHIP INTERESTS; CAPITAL CONTRIBUTIONS

Section 4.01    Partnership Units and Capital Contributions of the Partners. Each Holder owns Partnership Units in the amount and designation set forth for such Holder in the books and records of the Partnership or the Transfer Agent, as the same may be amended, or caused to be amended, from time to time by the General Partner to the extent necessary to reflect accurately sales, exchanges, conversions or other Transfers, redemptions, the issuance of additional Partnership Units, or other events having an effect on a Partner’s ownership of Partnership Units. Except as required by the Act or in Section 4.04, 10.04 or 13.02(d) hereof, the Partners shall have no obligation or right to make any Capital Contributions or loans to the Partnership.

Section 4.02    Classes and Series of Partnership Units. Until such time as additional classes or series of Partnership Units are created pursuant to Section 4.03(a) below, the Partnership shall have the following six (6) classes of Partnership Units: “OP Units”, “LTIP Units”, “Senior Common Units”, “Series A Preferred Units”, “Series B Preferred Units” and “Series D Preferred Units”. Subject to Section 4.06, OP Units, LTIP Units, Senior Common Units, Series A Preferred Units, Series B Preferred Units, Series D Preferred Units or other Partnership Units of any additional class or series, at the election of the General Partner, may be issued to newly admitted Partners in exchange for any Capital Contributions by such Partners and/or the provision of services by such Partners; provided, that any Partnership Unit that is not specifically designated by the General Partner as being of a particular class shall be deemed to be an OP Unit.

Section 4.03    Issuances of Additional Partnership Units.

(a)    General. The General Partner is authorized to cause the Partnership to issue additional Partnership Units, in the form of Partnership Units at any time or from time to time, to the Partners (including the General Partner or Parent) or to other Persons, and if necessary, to admit such Persons as Additional Limited Partners, for such consideration and on such terms and conditions as shall be established by the General Partner. Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Partnership Units (i) upon the conversion, redemption or exchange of any Debt, Partnership Units or other securities issued by the Partnership, (ii) for less than fair market value and (iii) in connection with any merger of any Person into the Partnership or any Subsidiary of the Partnership if the applicable merger agreement provides that the parties to the merger are to receive Partnership Units in exchange for their interests in the Person merging into the Partnership or any Subsidiary of the Partnership. Any additional Partnership Units may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and obligations as shall be determined by the General Partner and set forth in a written document thereafter attached to and made an exhibit to this Agreement which exhibit shall be an amendment to this Agreement and shall be incorporated herein by this reference (each, a “Partnership Unit Designation”). Without limiting the generality of the foregoing, the General

Partner shall have authority to specify (a) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Units; (b) the right of each such class or series of Partnership Units to share (on a pari passu, junior or preferred basis) in Partnership distributions; (c) the rights of each such class or series of Partnership Units upon dissolution and liquidation of the Partnership; (d) the voting rights, if any, of each such class or series of Partnership Units; and (e) the conversion, redemption or exchange rights applicable to each such class or series of Partnership Units. Upon the issuance of any additional Partnership Unit, the General Partner shall cause such issuance to be reflected in the books and records of the Partnership or the Transfer Agent, as appropriate.

(b)    Issuances to the General Partner or Parent. No additional Partnership Units shall be issued to the General Partner, Parent or any Subsidiary of Parent unless (i) the additional Partnership Units are issued to all Partners in proportion to their respective Percentage Interests with respect to the class of Partnership Units so issued, (ii) (a) the additional Partnership Units are (x) OP Units issued in connection with an issuance of Common REIT Shares or (y) Partnership Units (other than OP Units) issued in connection with an issuance of Preferred REIT Shares, Junior REIT Shares, New REIT Securities or other interests in the Parent (other than Common REIT Shares), which Preferred REIT Shares, Junior REIT Shares, New REIT Securities or other interests have designations, preferences and other rights, terms and provisions that are substantially the same as the designations, preferences and other rights, terms and provisions of the additional Partnership Units issued to the Parent and (b) the Parent directly or indirectly contributes or otherwise causes to be transferred to the Partnership the cash proceeds or other consideration, if any, received in connection with the issuance of such REIT Shares, New REIT Securities or other interests in the Parent or (iii) the additional Partnership Units are issued upon the conversion, redemption or exchange of Debt, Partnership Units or other securities issued by the Partnership. In the event that the Partnership issues additional Partnership Units pursuant to this Section 4.03(b), the General Partner shall amend this Agreement (including but not limited to the amendments described in Sections 6.02(b) and 8.06) as it determines are appropriate to reflect the issuance of such additional Partnership Units.

(c)    No Preemptive Rights. Except as otherwise provided in Section 4.03(b)(i) or pursuant to a subscription agreement with the Partnership, no Person, including, without limitation, any Limited Partner or Assignee, shall have any preemptive, preferential, participation or similar right or rights to subscribe for or acquire any Partnership Interest.

Section 4.04    Additional Funds and Capital Contributions.

(a)    General. The General Partner may, at any time and from time to time, determine that the Partnership requires additional funds (“Additional Funds”) for the acquisition or development of additional Properties, for the redemption of Partnership Units or for such other purposes as the General Partner may determine. Additional Funds may be obtained by the Partnership, at the election of the General Partner, in any manner provided in, and in accordance with, the terms of this Section 4.04.

(b)    Additional Capital Contributions. The General Partner, on behalf of the Partnership, may accept Capital Contributions (of cash or property) from any Partners or other Persons. In connection with any such Capital Contribution, the General Partner is authorized to cause the Partnership from time to time to issue additional Partnership Units (as set forth in Section 4.03 above) in consideration therefor and the Percentage Interests of the Holders with respect their Partnership Units held shall be adjusted as necessary to reflect the issuance of such additional Partnership Units.

(c)    Loans by Third Parties. The General Partner, on behalf of the Partnership, may obtain any Additional Funds by causing the Partnership to incur Debt to any Person upon such terms as the General Partner determines appropriate, including making such Debt convertible, redeemable or exchangeable for Partnership Units or REIT Shares.

(d)    Partner Loans. The General Partner, on behalf of the Partnership, may obtain any Additional Funds by causing the Partnership to incur Debt to the General Partner and/or the Parent, as the case may be, if (i) such Debt is, to the extent permitted by law, on substantially the same terms and conditions (including interest rate, repayment schedule, and conversion, redemption, repurchase and exchange rights) as Funding Debt incurred by the General Partner and/or the Parent, as the case may be, the net proceeds of which are loaned to the Partnership to provide such Additional Funds or (ii) such Debt is on terms and conditions no less favorable to the Partnership than would be available to the Partnership from any third party; provided, however, that the Partnership shall not incur any such Debt if a breach, violation or default of such Debt would be deemed to occur by virtue of the Transfer by any Limited Partner of any Partnership Interest.

(e)    Issuance of Securities by the Parent. The Parent shall not issue any additional REIT Shares or New REIT Securities unless the Parent contributes directly or indirectly the cash proceeds or other consideration, if any, received from the issuance of such additional REIT Shares or New REIT Securities, as the case may be, and from the exercise of the rights contained in any such additional New REIT Securities, to the Partnership in exchange for (x) in the case of an issuance of Common REIT Shares, OP Units or (y) in the case of an issuance of Preferred REIT Shares, Junior REIT Shares or New REIT Securities, Partnership Units with designations, preferences and other rights, terms and provisions that are substantially the same as the designations, preferences and other rights, terms and provisions of such Preferred REIT Shares, Junior REIT Shares or New REIT Securities; provided, however, that notwithstanding the foregoing, the Parent may issue REIT Shares or New REIT Securities (a) pursuant to Section 4.05 or 8.06(b) hereof, (b) pursuant to a dividend or distribution (including any stock split) wholly or partly of REIT Shares or New REIT Securities to all of the holders of REIT Shares or New REIT Securities, as the case may be, (c) upon a conversion, redemption or exchange of Preferred REIT Shares or Junior REIT Shares, (e) upon a conversion, redemption, exchange or exercise of New REIT Securities, (f) pursuant to grants of REIT Shares or New REIT Securities, options to purchase REIT Shares or New REIT Securities or other awards pursuant to any Equity Incentive Plan of the Parent, or (g) if the Parent determines that the best interests of the Parent would be served by contributing such cash proceeds or other consideration to another Subsidiary of the Parent. In the event of any issuance of additional REIT Shares or New REIT Securities by the Parent, and the direct or indirect contribution to the Partnership, by the Parent, of the cash proceeds or other consideration received from such issuance, if any, the Partnership shall pay the Parent’s expenses associated with such issuance, including any underwriting discounts or commissions (it being understood that if the proceeds actually received by the Parent are less than the gross proceeds of such issuance as a result of any underwriter’s discount or other expenses paid or incurred by the

Parent in connection with such issuance, then the General Partner shall be deemed to have made a Capital Contribution to the Partnership in the amount of the gross proceeds of such issuance and the Partnership shall be deemed simultaneously to have reimbursed the General Partner pursuant to Section 7.04(b) for the amount of such underwriter’s discount or other expenses).

(f)    Redemption of Securities of the Parent. Except as otherwise provided in Section 8.06(b), if, at any time, any REIT Shares or New REIT Securities are redeemed or otherwise repurchased (whether by exercise of a put or call, automatically or by means of another arrangement) by the Parent for cash, the Partnership shall, immediately prior to such redemption or repurchase, redeem or repurchase, in the case of Common REIT Shares, an equal number of OP Units (after giving effect to application of the Adjustment Factor) held by the Parent or a Subsidiary of Parent, if applicable, or, in the case of Preferred REIT Shares, Junior REIT Shares or New REIT Securities, an equal number of Partnership Units (after giving effect to application of the Adjustment Factor) held by the Parent or a Subsidiary of Parent, if applicable, with designations, preferences and other rights, terms and provisions that are substantially the same as the designations, preferences and other rights, terms and provisions of such Preferred REIT Shares, Junior REIT Shares or New REIT Securities, in either case, upon the same terms and for the same price per Partnership Unit as such REIT Shares or New REIT Securities, as applicable, are redeemed.

Section 4.05    Equity Incentive Plan.

(a)    Options Granted to Parent Employees and Independent Directors. If at any time or from time to time, in connection with an Equity Incentive Plan, a stock option granted for Common REIT Shares to a Parent Employee or Independent Director is duly exercised:

(i)    The Parent shall, as soon as practicable after such exercise, make or cause to be made directly or indirectly a Capital Contribution to the Partnership in an amount equal to the exercise price paid to the Parent by such exercising party in connection with the exercise of such stock option.

(ii)    Notwithstanding (and in lieu of) the amount of the Capital Contribution actually made pursuant to Section 4.05(a)(i) hereof, the Parent shall be deemed to have contributed to the Partnership, as a Capital Contribution, an amount equal to (i) the Value of a Common REIT Share as of the date of exercise, multiplied by (ii) the number of Common REIT Shares then being issued in connection with the exercise of such stock option.

(iii)    The General Partner shall cause the Partnership to issue to the Parent or a Subsidiary of Parent that number of OP Units equal to the number of Common REIT Shares then being issued in connection with the exercise of such stock option, as described in Section 4.05(a)(ii) hereof.

(b)    Special Valuation Rule. For purposes of this Section 4.05, in determining the Value of a Common REIT Share, if such Common REIT Shares are Publicly Traded, only the trading date immediately preceding the exercise of the relevant stock option under the Equity Incentive Plan shall be considered.

(c)    Future Equity Incentive Plans. Nothing in this Agreement shall be construed or applied to preclude or restrain the Parent from adopting, modifying or terminating any Equity Incentive Plan, for the benefit of employees, directors or other service providers of the Parent, the Partnership or any of their Affiliates.

Section 4.06    LTIP Units.

(a)    Issuance of LTIP Units. The General Partner may from time to time issue LTIP Units, in one or more classes or series established in accordance with Section 4.03, to Persons who provide services to the Partnership, for such consideration as the General Partner may determine to be appropriate, and admit such Persons to the Partnership as Limited Partners. Any provision herein relating to LTIP Units or LTIP Unitholders may be varied by the designations applicable to an individual class or series of LTIP Units. Except to the extent a Capital Contribution is made with respect to an LTIP Unit, each LTIP Unit is intended to qualify as a profits interest in the Partnership within the meaning of the Code, the Regulations, and any published guidance by the IRS with respect thereto. Subject to the following provisions of this Section 4.06 and the special provisions of Sections 4.07 and 6.03(c), LTIP Units shall be treated as OP Units, with all of the rights, privileges and obligations attendant thereto. For purposes of computing the Partners’ Percentage Interests with respect to OP Units, holders of LTIP Units shall be treated as holders of OP Units, and LTIP Units shall be treated as OP Units. In particular, the Partnership shall maintain at all times a one-to-one correspondence between LTIP Units and OP Units for conversion, distribution and other purposes, including without limitation complying with the following procedures:

(i)    If an Adjustment Event (as defined below) occurs, then the General Partner shall make a corresponding adjustment to the LTIP Units to maintain the same correspondence between OP Units and LTIP Units as existed prior to such Adjustment Event. The following shall be Adjustment Events: (A) the Partnership makes a distribution on all outstanding OP Units in additional Partnership Units, (B) the Partnership subdivides the outstanding OP Units into a greater number of OP Units or combines the outstanding OP Units into a smaller number of OP Units, or (C) the Partnership issues any Partnership Units in exchange for its outstanding OP Units by way of a reclassification or recapitalization of its OP Units. If more than one Adjustment Event occurs, the adjustment to the LTIP Units need be made only once using a single formula that takes into account each and every Adjustment Event as if all Adjustment Events occurred simultaneously. For the avoidance of doubt, the following shall not be Adjustment Events: (x) the issuance of Partnership Units in a financing, reorganization, acquisition or other similar business transaction, (y) the issuance of Partnership Units pursuant to any employee benefit or compensation plan or distribution reinvestment plan, or (z) the issuance of any Partnership Units to the General Partner, Parent or a Subsidiary of Parent in respect of a Capital Contribution to the Partnership of proceeds from the sale of securities by the Parent. If the Partnership takes an action affecting the OP Units other than actions specifically described above as “Adjustment Events” and the General Partner determines that such action requires an adjustment to the LTIP Units to maintain the one-to-one correspondence described above, the General Partner shall have the right to make such adjustment to the LTIP Units in such manner and at such time as the General Partner may determine to be appropriate under the circumstances. If an adjustment is made to the LTIP Units as herein provided, the Partnership shall promptly file in the books and records of the Partnership an officer’s certificate setting forth such adjustment and a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after the filing of such certificate, the Partnership shall mail a notice to each LTIP Unitholder setting forth the adjustment to his or her LTIP Units and the effective date of such adjustment; and

(ii)    Unless otherwise provided in an LTIP Award or Vesting Agreement or by the General Partner with respect to any particular class or series of LTIP Units, the LTIP Unitholders shall, when, as and if authorized and declared by the General Partner out of assets legally available for that purpose, be entitled to receive distributions in an amount per LTIP Unit equal to the distributions per OP Unit (the “Partnership Unit Distribution”), paid to holders of OP Units on such Partnership Record Date established by the General Partner with respect to such distribution. So long as any LTIP Units are outstanding, no distributions (whether in cash or in kind) shall be authorized, declared or paid on OP Units, unless equal distributions have been or contemporaneously are authorized, declared and paid on the LTIP Units. Subject to the terms of any LTIP Award or Vesting Agreement, an LTIP Unitholder shall be entitled to Transfer his or her LTIP Units to the same extent, and subject to the same restrictions as holders of OP Units are entitled to Transfer their OP Units pursuant to Article XI of this Agreement.

(b)    Priority. Subject to the provisions of this Section 4.06 and the special provisions of Section 6.03(c), the LTIP Units shall rank pari passu with the OP Units as to the payment of regular and special periodic or other distributions and, subject to Sections 13.02(a)(v) and 13.02(c) distribution of assets upon liquidation, dissolution or winding up. As to the payment of distributions and as to distribution of assets upon liquidation, dissolution or winding up, any class or series of Partnership Units or Partnership Interests which by its terms specifies that it shall rank junior to, on a parity with, or senior to the OP Units shall also rank junior to, on a parity with, or senior to, as the case may be, the LTIP Units.

(c)    Special Provisions. LTIP Units shall be subject to the following special provisions:

(i)    Vesting Agreements. LTIP Units may be issued subject to vesting, forfeiture and additional restrictions on Transfer pursuant to the terms of a Vesting Agreement. The terms of any Vesting Agreement may be modified by the General Partner from time to time, subject to any restrictions on amendment imposed by the relevant Vesting Agreement or by the Equity Incentive Plan, if applicable. LTIP Units that have vested under the terms of a Vesting Agreement are referred to as “Vested LTIP Units;” all other LTIP Units shall be treated as “Unvested LTIP Units”.

(ii)    Forfeiture. Unless otherwise specified in the Vesting Agreement, upon the occurrence of any event specified in a Vesting Agreement as resulting in either the right of the Partnership or the General Partner to repurchase LTIP Units at a specified purchase price or some other forfeiture of any LTIP Units, then if the Partnership or the General Partner exercises such right to repurchase or forfeiture in accordance with the applicable Vesting Agreement, the relevant LTIP Units shall immediately, and without any further action, be treated as cancelled and no longer outstanding for any purpose. Unless otherwise specified in the Vesting Agreement, no consideration or other payment shall be due with respect to any LTIP Units that have been repurchased or forfeited, other than any distributions declared with respect to a Partnership Record

Date prior to the effective date of the repurchase or forfeiture. In connection with any repurchase or forfeiture of LTIP Units, the balance of the portion of the Capital Account of the LTIP Unitholder that is attributable to all of his or her LTIP Units shall be reduced by the amount, if any, by which it exceeds the target balance contemplated by Section 6.03(c), calculated with respect to the LTIP Unitholder’s remaining LTIP Units, if any.

(iii)    Allocations. LTIP Unitholders shall be entitled to certain special allocations of gain under
Section 6.03(c).

(iv)    Redemption. The Redemption right provided to Limited Partners under Section 8.06 shall not apply with respect to LTIP Units unless and until they are converted to OP Units as provided in clause (v) below and Section 4.07.

(v)    Conversion to OP Units. Vested LTIP Units are eligible to be converted into OP Units under Section 4.07.

(d)    Voting. Unless otherwise provided in an LTIP Award or Vesting Agreement or by the General Partner with respect to any particular class or series of LTIP Units, LTIP Unitholders shall (a) have the same voting rights as holders of OP Units, with the LTIP Units voting as a single class with the OP Units and having one vote per LTIP Unit; and (b) have the additional voting rights that are expressly set forth below. Unless otherwise provided in an LTIP Award or Vesting Agreement or by the General Partner with respect to any particular class or series of LTIP Units, so long as any LTIP Units remain outstanding, the General Partner shall not, without the affirmative vote of the holders of at least a majority of the LTIP Units outstanding at the time that would be adversely affected by the proposed action, given in person or by proxy, either in writing or at a meeting (voting separately as a class), amend, alter or repeal, whether by merger, consolidation or otherwise, the provisions of this Agreement applicable to LTIP Units as such so as to materially and adversely affect any right, privilege or voting power of the LTIP Units or the LTIP Unitholders as such, unless such amendment, alteration, or repeal affects equally, ratably and proportionately in all material respects the rights, privileges and voting powers of the holders of OP Units; but subject, in any event, to the following provisions:

(i)    With respect to any Transaction, so long as the LTIP Units are treated in accordance with Section 4.07(f) hereof, the consummation of such Transaction shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the LTIP Units or the LTIP Unitholders as such; and

(ii)    Any creation or issuance of any Partnership Units or of any class or series of Partnership Interest including without limitation additional OP Units, LTIP Units or Preferred Units, whether ranking senior to, junior to, or on a parity with the LTIP Units with respect to distributions and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the LTIP Units or the LTIP Unitholders as such.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, all outstanding LTIP Units shall have been converted into OP Units.

Section 4.07    Conversion of LTIP Units.

(a)    Unless otherwise provided in an LTIP Award or Vesting Agreement or by the General Partner with respect to any particular class or series of LTIP Units, an LTIP Unitholder shall have the right (the “Conversion Right”), at his or her option, at any time to convert all or a portion of his or her Vested LTIP Units into an equal number of fully paid and nonassessable OP Units, giving effect to any adjustments made pursuant to Section 4.06; provided, that in no event may an LTIP Unitholder convert a number of Vested LTIP Units that exceeds (x) the Economic Capital Account Balance of such Limited Partner, to the extent attributable to its ownership of LTIP Units, divided by (y) the OP Unit Economic Balance, in each case as determined as of the effective date of conversion (the “Capital Account Limitation”), into OP Units. Notwithstanding the foregoing, a Holder may not exercise the Conversion Right for less than 1,000 Vested LTIP Units or, if such holder holds less than 1,000 Vested LTIP Units, all of the Vested LTIP Units held by such holder. LTIP Unitholders shall not have the right to convert Unvested LTIP Units into OP Units until they become Vested LTIP Units; provided, however, that when an LTIP Unitholder is notified of the expected occurrence of an event that will cause his or her Unvested LTIP Units to become Vested LTIP Units, such LTIP Unitholder may give the Partnership a Conversion Notice conditioned upon and effective as of the time of vesting and such Conversion Notice, unless subsequently revoked by the LTIP Unitholder, shall be accepted by the Partnership subject to such condition. In all cases, the conversion of any LTIP Units into OP Units shall be subject to the conditions and procedures set forth in this Section 4.07.

(b)    In order to exercise a Conversion Right, an LTIP Unitholder shall deliver a notice (a “Conversion Notice”) in the form attached as Exhibit C to the Partnership (with a copy to the General Partner) not less than 10 nor more than 60 days prior to a date (the “Conversion Date”) specified in such Conversion Notice; provided, however, that if the General Partner has not given to the LTIP Unitholders notice of a proposed or upcoming Transaction (as defined below in Section 4.07(f)) at least 30 days prior to the effective date of such Transaction, then LTIP Unitholders shall have the right to deliver a Conversion Notice until the earlier of (x) the 10th day after such notice from the General Partner of a Transaction or (y) the third Business Day immediately preceding the effective date of such Transaction. A Conversion Notice shall be provided in the manner provided in Section 15.01. Each LTIP Unitholder covenants and agrees with the Partnership that all Vested LTIP Units to be converted pursuant to this Section 4.07(b) shall be free and clear of all liens. Notwithstanding anything herein to the contrary, a holder of LTIP Units may deliver a Notice of Redemption pursuant to Section 8.06(a) of this Agreement relating to those OP Units that will be issued to such holder upon conversion of such LTIP Units into OP Units in advance of the Conversion Date; provided, however, that the redemption of such OP Units by the Partnership shall in no event take place until after the Conversion Date. The provisions of this Section 4.07(b) are intended to put an LTIP Unitholder in a position where, if he or she so wishes, the OP Units into which his or her Vested LTIP Units will be converted can be redeemed by the Partnership simultaneously with such conversion, with the further consequence that, if the General Partner or the Parent elects to assume the Partnership’s redemption obligation with respect to such OP Units under Section 8.06(b) of this Agreement by delivering to such holder Common REIT Shares rather than cash, then such holder can have such Common REIT Shares issued to him or her simultaneously with the conversion of his or her Vested LTIP Units into OP Units.

(c)    The Partnership, at any time at the election of the General Partner, may cause any number of Vested LTIP Units held by an LTIP Unitholder to be converted (a “Forced Redemption”) into an equal number of OP Units, giving effect to all adjustments (if any) made pursuant to Section 4.06; provided, however, that the Partnership may not cause a Forced Redemption of any LTIP Units that would not at the time be eligible for conversion at the option of such LTIP Unitholder pursuant to Section 4.07(b). In order to exercise its right of Forced Redemption, the Partnership shall deliver a notice (a “Forced Redemption Notice”) in the form attached as Exhibit D to the applicable LTIP Unitholder not less than 10 nor more than 60 days prior to the Conversion Date specified in such Forced Redemption Notice. A Forced Redemption Notice shall be provided in the manner provided in Section 15.01.

(d)    A conversion of Vested LTIP Units for which the holder thereof has given a Conversion Notice or the Partnership has given a Forced Redemption Notice shall occur automatically after the close of business on the applicable Conversion Date without any action on the part of such LTIP Unitholder, as of which time such LTIP Unitholder shall be credited on the books and records of the Partnership or the Transfer Agent with the issuance as of the opening of business on the next day of the number of OP Units issuable upon the exercise of such Conversion Right. After the conversion of LTIP Units as aforesaid, the Partnership shall deliver to such LTIP Unitholder, upon his or her written request, a certificate of the General Partner certifying the number of OP Units and remaining LTIP Units, if any, held by such person immediately after such conversion. The Assignee of any Limited Partner pursuant to Article XI hereof may exercise the rights of such Limited Partner with respect to any LTIP Units held by such Assignee pursuant to this Section 4.07, and such Limited Partner shall be bound by the exercise of such rights by the Assignee.

(e)    For purposes of making future allocations under Section 6.03(c) and applying the Capital Account Limitation, the portion of the Economic Capital Account balance of the applicable LTIP Unitholder that is treated as attributable to his or her LTIP Units shall be reduced, as of the date of conversion, by the product of the number of LTIP Units converted and the OP Unit Economic Balance.

(f)    If the Partnership or the General Partner shall be a party to any transaction (including without limitation a merger, consolidation, unit exchange, self tender offer for all or substantially all OP Units or other business combination or reorganization, or sale of all or substantially all of the Partnership’s assets, but excluding any transaction which constitutes an Adjustment Event) in each case as a result of which OP Units shall be exchanged for or converted into the right, or the holders of such Units shall otherwise be entitled, to receive cash, securities or other property or any combination thereof (any of the foregoing being referred to herein as a “Transaction”), then the General Partner shall, immediately prior to the Transaction, exercise its right to cause a Forced Redemption with respect to the maximum number of LTIP Units then eligible for conversion, taking into account any allocations that occur in connection with the Transaction or that would occur in connection with the Transaction if the assets of the Partnership were sold at the Transaction price or, if applicable, at a value determined by the General Partner using the value attributed to the Partnership Units in the context of the Transaction (in which case the Conversion Date shall be the effective date of the Transaction).

In anticipation of such Forced Redemption and the consummation of the Transaction, the Partnership shall use commercially reasonable efforts to cause each LTIP Unitholder to be afforded the right to receive in connection with such Transaction in consideration for the OP Units into which his or her LTIP Units will be converted the same kind and amount of cash, securities and other property (or any combination thereof) receivable upon the consummation of such Transaction by a holder of the same number of OP Units, assuming such holder of OP Units is not a Person with which the Partnership consolidated or into which the Partnership merged or which merged into the Partnership or to which such sale or transfer was made, as the case may be, or an Affiliate of such a Person. In the event that holders of OP Units have the opportunity to elect the form or type of consideration to be received upon consummation of the Transaction, prior to such Transaction the General Partner shall give prompt written notice to each LTIP Unitholder of such election, and shall use commercially reasonable efforts to afford the LTIP Unitholders the right to elect, by written notice to the General Partner, the form or type of consideration to be received upon conversion of each LTIP Unit held by such holder into OP Units in connection with such Transaction. If an LTIP Unitholder fails to make such an election, such holder (and any of its transferees) shall receive upon conversion of each LTIP Unit held by him or her (or by any of his or her transferees) the same kind and amount of consideration that a holder of a OP Unit would receive if such OP Unit holder failed to make such an election.

Subject to the rights of the Partnership and the Parent under any Vesting Agreement and any Equity Incentive Plan, the Partnership shall use commercially reasonable efforts to cause the terms of any Transaction to be consistent with the provisions of this Section 4.07(f) and to enter into an agreement with the successor or purchasing entity, as the case may be, for the benefit of any LTIP Unitholders whose LTIP Units will not be converted into OP Units in connection with the Transaction that will (i) contain provisions enabling the holders of LTIP Units that remain outstanding after such Transaction to convert their LTIP Units into securities as comparable as reasonably possible under the circumstances to the OP Units and (ii) preserve as far as reasonably possible under the circumstances the distribution, special allocation, conversion, and other rights set forth in this Agreement for the benefit of the LTIP Unitholders.

Section 4.08    No Interest; No Return. No Holder shall be entitled to interest on its Capital Contribution or on such Holder’s Capital Account. Except as provided herein or by law, no Holder shall have any right to demand or receive the return of its Capital Contribution from the Partnership.

Section 4.09    Other Contribution Provisions. In the event that any Partner is admitted to the Partnership and is given a Capital Account in exchange for services rendered to the Partnership, unless otherwise determined by the General Partner, such transaction shall be treated by the Partnership and the affected Partner as if the Partnership had compensated such Partner in cash and such Partner had contributed the cash to the capital of the Partnership. In addition, with the consent of the General Partner, one or more Limited Partners may enter into contribution agreements with the Partnership which have the effect of providing a guarantee of certain obligations of the Partnership.

Section 4.10    Not Publicly Traded. The General Partner, on behalf of the Partnership, shall use its best efforts not to take any action which would result in the Partnership being a “publicly traded partnership” under and as such term is defined in Code Section 7704(b), and by reason thereof, taxable as a corporation for federal income tax purposes.

ARTICLE V.

DISTRIBUTIONS

Section 5.01    Requirement and Characterization of Distributions. Subject to the terms of any Partnership Unit Designation, the General Partner may cause the Partnership to distribute all, or such portion as the General Partner may determine, of the Available Cash generated by the Partnership to the Holders (determined as of the applicable Partnership Record Date), from time to time: (1) first, with respect to any Partnership Units that are entitled to any preference in distribution, in accordance with the rights of such class(es) of Partnership Units (and, within such class(es), pro rata in proportion to the respective Percentage Interests with respect to such class(es) on such Partnership Record Date) and (2) second, with respect to any Partnership Units that are not entitled to any preference in distribution, in accordance with the rights of such class of Partnership Units (and, within such class, pro rata in proportion to the respective Percentage Interests with respect to such class(es) on such Partnership Record Date). At the election of the General Partner, distributions payable with respect to any Partnership Units that were not outstanding during the entire period in respect of which any distribution is made may be prorated based on the portion of the period that such Partnership Units were outstanding.

The General Partner may distribute Available Cash to the Holders on a more frequent basis and provide for an appropriate Partnership Record Date. Notwithstanding anything herein to the contrary, the General Partner shall make such reasonable efforts, consistent with the Parent’s intention to qualify as a REIT, to cause the Partnership to distribute sufficient amounts of Available Cash to enable the Parent, for so long as the Parent has determined to qualify as a REIT, to pay stockholder dividends that will satisfy the requirements for its qualification as a REIT under the Code and Regulations (the “REIT Requirements”) and that will allow the Parent to avoid any federal income or excise tax liability.

Each distribution in respect of a Partnership Unit shall be paid by the Partnership, directly or through the Transfer Agent or through any other Person or agent, only to the record holder of such Partnership Unit as of the Partnership Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Partnership’s liability in respect of such payment, regardless of any claim of a Person who may have an interest in such payment by reason of an assignment or otherwise.

Section 5.02    Interests in Property Not Held Through the Partnership. To the extent that the Parent, the General Partner or any Affiliate of the Parent or General Partner receives a distribution of cash or other property attributable to property in which the Parent or the General Partner or any Affiliate of the Parent or General Partner holds a direct or indirect interest other than through the Partnership (an “Outside Interest”), (i) the amounts distributed by the Partnership to the Parent will be reduced so as to take into account amounts received pursuant to the Outside Interest and (ii) the amounts distributed by the Partnership to the Holders (other than the Parent or the General Partner or any Affiliate of the Parent or General Partner, as applicable) will be increased to the extent necessary so that the overall effect of the distributions by the Partnership is to distribute what would have been distributed had such Outside Interest been held through the Partnership (treating any distribution of cash or other property attributable to an Outside Interest as if such distribution had been distributed by the Partnership to the Parent).

Section 5.03    Distributions In-Kind. No right is given to any Holder to demand that a distribution be made in property other than cash as provided in this Agreement. The General Partner may cause the Partnership to make a distribution in-kind of Partnership assets to the Holders, and such assets shall be distributed in such a fashion as to ensure that the fair market value is distributed and allocated in accordance with Articles V, VI and X hereof.

Section 5.04    Amounts Withheld. All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 10.04 hereof with respect to any allocation, payment or distribution to any Holder shall be treated as amounts paid or distributed to such Holder pursuant to Section 5.01 hereof for all purposes under this Agreement.

Section 5.05    Distributions Upon Liquidation. Notwithstanding the other provisions of this Article V, net proceeds from a Terminating Capital Transaction, and any other cash received or reductions in reserves made after commencement of the liquidation of the Partnership, shall be distributed to the Holders in accordance with Section 13.02 hereof.

Section 5.06    Distributions to Reflect Issuance of Additional Partnership Units. In the event that the Partnership issues additional Partnership Units pursuant to the provisions of Article IV hereof, subject to Section 15.15(b), the General Partner is authorized to make such amendments to this Article V as it determines are necessary or desirable to reflect the issuance of such additional Partnership Units, including, without limitation, making preferential distributions to certain classes of Partnership Units.

Section 5.07    Restricted Distributions. Notwithstanding any provision to the contrary contained in this Agreement, the Partnership shall not make any distribution to any Holder on account of its Partnership Units if such distribution would violate Section 17-607 of the Act or other applicable law.

ARTICLE VI.

ALLOCATIONS

Section 6.01    Timing and Amount of Allocations of Net Income and Net Loss. Net Income and Net Loss of the Partnership shall be determined and allocated to the Holders with respect to each Partnership Year of the Partnership as of the end of each such year. Except as otherwise provided in this Article VI, and subject to Section 11.06(c) hereof, an allocation to a Holder of a share of Net Income or Net Loss shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Income or Net Loss.

Section 6.02    General Allocations.

(a)    Allocations of Net Income and Net Loss.

(i)    Net Income. Except as otherwise provided herein and specifically after taking into account the provisions of Section 6.03 below, Net Income for any Partnership Year shall be allocated in the following order and priority:

(A)    First, to the General Partner to the extent the cumulative Net Loss allocated to the General Partner pursuant to subparagraph (ii)(F) below exceeds the cumulative Net Income allocated to the General Partner pursuant to this subparagraph (i)(A);

(B)    Second, to each DRO Partner until the cumulative Net Income allocated to such DRO Partner pursuant to this subparagraph (i)(B) equals the cumulative Net Loss allocated to such DRO Partner under subparagraph (ii)(E) below (and, among the DRO Partners, pro rata in proportion to their respective percentages of the cumulative Net Loss allocated to all DRO Partners pursuant to subparagraph (ii)(E) below);

(C)    Third, to the General Partner until the cumulative Net Income allocated to the General Partner pursuant to this subparagraph (i)(C) equals the cumulative Net Loss allocated to the General Partner pursuant to subparagraph (ii)(D) below;

(D)    Fourth, to the Holders of any Partnership Units that are entitled to any preference in distribution upon liquidation until the cumulative Net Income allocated under this subparagraph (i)(D) equals the cumulative Net Loss allocated to such Partners under subparagraph (ii)(c);

(E)    Fifth, to the Holders of any Partnership Units that are entitled to any preference in distribution until each such Partnership Unit has been allocated, on a cumulative basis pursuant to this subparagraph (i)(E), Net Income equal to the amount of distributions received which are attributable to the preference of such class(es) of Partnership Unit (and, within such class(es), pro rata in proportion to the respective Percentage Interests with respect to such class(es) as of the last day of the period for which such allocation is made); and

(F)    Thereafter, with respect to Partnership Units that are not entitled to any preference in distribution or with respect to which distributions are not limited to any preference in distribution, pro rata to each such class in accordance with the terms of such class (and, within such class(es), pro rata in proportion to the respective Percentage Interests with respect to such class(es) as of the last day of the period for which such allocation is being made).

(ii)    Net Loss. Except as otherwise provided herein, Net Loss for any Partnership Year shall be allocated in the following order and priority:

(A)    First, to each Holder in proportion to and to the extent of the amount by which the cumulative Net Income allocated to such Holder pursuant to subparagraph (i)(F) above exceeds, on a cumulative basis, the sum of (a) regular periodic distributions with respect to such Partnership Units pursuant to clause (2) of Section 5.01 and (b) Net Loss allocated to such Holder pursuant to this subparagraph (ii)(A);

(B)    Second, with respect to classes of Partnership Units that are not entitled to any preference in distribution upon liquidation or with respect to which distributions are not limited to any preference in distribution upon liquidation, pro rata to each such class in accordance with the terms of such class (and within such class, pro rata in proportion to the respective Percentage Interests with respect to such class as of the last day of the period for which such allocation is being made); provided, that Net Loss shall not be allocated to any Holder pursuant to this subparagraph (ii)(B) to the extent that such allocation would cause such Holder to have an Adjusted Capital Account Deficit (or increase any existing Adjusted Capital Account Deficit) (determined in each case (1) with respect to a Holder who also holds classes of Partnership Units that are entitled to any preferences in distribution upon liquidation, by subtracting from such Holders’ Adjusted Capital Account the amount of such preferred distribution to be made upon liquidation and (2) by not including in the Holders’ Adjusted Capital Accounts any amount that a Holder is obligated to contribute to the Partnership with respect to any deficit in its Capital Account pursuant to Section 13.02(d)) at the end of such Partnership Year;

(C)    Third, with respect to classes of Partnership Units that are entitled to a preference in distribution upon liquidation, in reverse order of the priorities of each such class (and within each such class, pro rata in proportion to their respective Percentage Interests with respect to such class as of the last day of the period for which such allocation is being made); provided, that Net Loss shall not be allocated to any Holder pursuant to this subparagraph (ii)(C) to the extent that such allocation would cause such Holder to have an Adjusted Capital Account Deficit (or increase any existing Adjusted Capital Account Deficit) (determined in each case by not including in the Holders’ Adjusted Capital Accounts any amount that a Holder is obligated to contribute to the Partnership with respect to any deficit in its Capital Account pursuant to Section 13.02(d)) at the end of such Partnership Year;

(D)    Fourth, to the General Partner in an amount equal to the excess of (a) the amount of the Partnership’s Recourse Liabilities over (b) the aggregate DRO Amounts of all DRO Partners;

(E)    Fifth, to and among the DRO Partners, in proportion to their respective DRO Amounts, until such time as the DRO Partners as a group have been allocated cumulative Net Loss pursuant to this subparagraph (ii)(E) equal to the aggregate DRO Amounts of all DRO Partners; and

(F)    Thereafter, to the General Partner.

(b)    Allocations to Reflect Issuance of Additional Partnership Units. In the event that the Partnership issues additional Partnership Units pursuant to the provisions of Article IV hereof, the General Partner is authorized to make such amendments to this Section 6.02 as it determines are necessary or desirable to reflect the terms of the issuance of such additional Partnership Units.

Section 6.03    Additional Allocation Provisions. Notwithstanding the foregoing provisions of this Article VI:

(a)    Regulatory Allocations.

(i)    Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(f), if there is a net decrease in Partnership Minimum Gain during any Partnership Year, each Holder shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Holder’s share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Holder pursuant thereto. The items to be allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.03(a)(i) is intended to qualify as a “minimum gain chargeback” within the meaning of Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(ii)    Partner Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(i)(4) or in Section 6.03(a)(i) hereof, if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership Year, each Holder who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Holder’s share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 6.03(a)(ii) is intended to qualify as a “chargeback of partner nonrecourse debt minimum gain” within the meaning of Regulations Section 1.704-2(i) and shall be interpreted consistently therewith.

(iii)    Nonrecourse Deductions and Partner Nonrecourse Deductions. Any Nonrecourse Deductions for any Partnership Year shall be specially allocated to the Holders in accordance with their Percentage Interests with respect to OP Units. Any Partner Nonrecourse Deductions for any Partnership Year shall be specially allocated to the Holder(s) who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable, in accordance with Regulations Section 1.704-2(i).

(iv)    Qualified Income Offset. If a Holder (other than the General Partner and, to the extent provided in Section 13.02(d), a DRO Partner) unexpectedly receives an adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5), or (6), items of Partnership income and gain shall be allocated, in accordance with Regulations Section 1.704-1(b)(2)(ii)(d), to such Holder in an amount and manner sufficient to eliminate, to the extent required by such Regulations, the Adjusted Capital Account Deficit of such Holder as quickly as possible. It is intended that this Section 6.03(a)(iv) qualify and be construed as a “qualified income offset” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(v)    Gross Income Allocation. In the event that a Holder (other than the General Partner) has an Adjusted Capital Account Deficit at the end of any Partnership Year, such Holder shall be specially allocated items of Partnership income and gain in the amount of such excess to eliminate such deficit as quickly as possible.

(vi)    Section 754 Adjustment. To the extent that an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b)

is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Holder in complete liquidation of its Partnership Interest, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Holders in accordance with their Partnership Units in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Holders to whom such distribution was made in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(vii)    Curative Allocations. The allocations set forth in Sections 6.03(a)(i), (ii), (iii), (iv), (v), and (vi) hereof (the “Regulatory Allocations”) are intended to comply with certain regulatory requirements, including the requirements of Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding the provisions of Section 6.01 hereof, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Holders so that to the extent possible without violating the requirements giving rise to the Regulatory Allocations, the net amount of such allocations of other items and the Regulatory Allocations to each Holder of a Partnership Unit shall be equal to the net amount that would have been allocated to each such Holder if the Regulatory Allocations had not occurred.

(b)    Allocation of Excess Nonrecourse Liabilities. The Partnership shall allocate “nonrecourse liabilities” (within the meaning of Regulations Section 1.752-1(a)(2)) of the Partnership that are secured by multiple Properties under any reasonable method chosen by the General Partner in accordance with Regulations Section 1.752-3(a)(3) and (b). The Partnership shall allocate “excess nonrecourse liabilities” of the Partnership under any method approved under Regulations Section 1.752-3(a)(3) as chosen by the General Partner.

(c)    Special Allocations Regarding LTIP Units. Notwithstanding the provisions of Section 6.02 above, after giving effect to the allocations set forth in Sections 6.03(a) and 6.03(b) hereof, Liquidating Gains shall first be allocated to the LTIP Unitholders until the Economic Capital Account Balances of such Holders, to the extent attributable to their ownership of LTIP Units, are equal to (i) the OP Unit Economic Balance, multiplied by (ii) the number of their LTIP Units. For this purpose, “Liquidating Gains” means net capital gains realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Partnership, including but not limited to net capital gain realized in connection with an adjustment to the Gross Asset Value of Partnership assets under Code Section 704(b). The “Economic Capital Account Balances” of the LTIP Unitholders will be equal to their Capital Account balances to the extent attributable to their ownership of LTIP Units, plus the amount of their allocable share of any Partner Minimum Gain or Partnership Minimum Gain attributable to such LTIP Units. Similarly, the “OP Unit Economic Balance” shall mean (i) the Capital Account balance of the Parent, plus the amount of the Parent’s share of any Partner Minimum Gain or Partnership Minimum Gain, in either case to the extent attributable to the Parent’s ownership of OP Units and computed on a hypothetical basis after taking into account all allocations through the date on which any allocation is made under this Section 6.03(c) (including, without limitation, any expenses of the Partnership reimbursed to the General Partner pursuant to Section 7.04(b)), divided by (ii) the number of the Parent’s OP Units. Any such allocations shall be made among the LTIP Unitholders in proportion to the amounts required to be allocated to each under this Section 6.03(c). The parties agree that the intent of this Section 6.03(c) is to make the Capital Account balance associated with each LTIP

Unit to be economically equivalent to the Capital Account balance associated with the OP Units held by Parent and its Subsidiaries (on a per-OP Unit/LTIP Unit basis). The General Partner shall be permitted to interpret this Section 6.03(c) or to amend this Agreement to the extent necessary and consistent with this intention.

(d)    Special Allocations Regarding Senior Common Units. Notwithstanding the provisions of Section 6.02 above, after giving effect to the allocations set forth in Sections 6.03(a), 6.03(b) and 6.03(c) hereof, in the event that Senior Common Units are converted to OP Units (as described in Exhibit SC), items of income, gain, loss or deduction of the Partnership shall be specially allocated to the Holder of such OP Units until the Economic Capital Account Balances of such Holders, to the extent attributable to their ownership of such OP Units, are equal to (i) the OP Unit Economic Balance, multiplied by (ii) the number of such OP Units, using the methodology set forth in Section 6.03(c), mutatis mutandis. The parties agree that the intent of this Section 6.03(d) is to make the Capital Account balance associated with each OP Unit received in connection with the conversion of Senior Common Units to be economically equivalent to the Capital Account balance associated with the OP Units held by Parent and its Subsidiaries (on a per-OP Unit basis). The General Partner shall be permitted to interpret this Section 6.03(d) or to amend this Agreement to the extent necessary and consistent with this intention.

(e)    Allocations to Reflect Outside Interests. Items of income, gain, loss or deduction of the Partnership shall be specially allocated so as to take into account amounts received by, and income or loss allocated to the Parent or any Affiliate of the Parent with respect to any Outside Interest so that the overall effect is to allocate items of income, gain, loss or deduction in the same manner as would have occurred had such Outside Interest been held through the Partnership (treating any items of income, gain, loss or deduction recognized by the Partner in respect of Outside Interests as if such items of income, gain, loss or deduction had been allocated by the Partnership to the Parent).

(f)    Items Available to be Specially Allocated. The amounts of the items of Partnership income, gain, loss or deduction available to be specially allocated pursuant to this Section 6.03 hereof shall be determined by applying rules analogous to those set forth in the definitions of “Net Income” and “Net Loss”.

Section 6.04    Tax Allocations.

(a)    In General. Except as otherwise provided in this Section 6.04, for federal income tax purposes under the Code and the Regulations each Partnership item of income, gain, loss and deduction shall be allocated among the Holders in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Sections 6.02 and 6.03 hereof.

(b)    Allocations Respecting Section 704(c) Revaluations. Notwithstanding Section 6.04(a) hereof, items of income, gain, loss or deduction with respect to Property that is contributed to the Partnership with a Gross Asset Value that varies from its adjusted basis in the hands of the contributing Partner immediately preceding the date of contribution shall be allocated among the Holders for income tax purposes pursuant to Regulations promulgated under Code Section 704(c) so as to take into account such variation. The Partnership shall account for such variation under any method approved under Code Section 704(c) and the applicable Regulations as chosen by the General Partner, including, without limitation, the “remedial allocation method” as described in Regulations Section 1.704-3(d). In the event that the Gross Asset Value of any partnership asset is adjusted pursuant to subsection (b) of the definition of “Gross Asset Value”, subsequent allocations of items of income, gain, loss or deduction with respect to such asset shall take account of the variation, if any, between the adjusted basis of such asset and its Gross Asset Value in the same manner as under Code Section 704(c) and the applicable Regulations or under any method approved under Code Section 704(c) and the applicable Regulations as chosen by the General Partner.

(c)    Notwithstanding the foregoing provisions of this Agreement, the General Partner shall make such allocations as the General Partner determines are needed to ensure that allocations are in accordance with the interests of the Partners of the Partnership, within the meaning of the Code and Regulations. The General Partner shall determine all matters concerning allocations for tax purposes not expressly provided for herein. Notwithstanding anything to the contrary contained in this Agreement, for the proper administration of the Partnership and for preservation of uniformity of Partnership Units within a particular class or series (and, if applicable, between or among different classes or series of Partnership Units), the General Partner may (A) amend the provisions of this Agreement as appropriate to reflect the proposal or promulgation of Regulations under Code Section 704(b) or Code Section 704(c) and (B) adopt and employ or modify such conventions and methods that the General Partner determines to be appropriate for (i) the determination of items of income, gain, loss and deduction of the Partnership and the allocation of such items among the Partners and between transferors and transferees under this Agreement pursuant to the Code and Regulations promulgated thereunder, (ii) the determination of the identities and tax classifications of Partners, (iii) the valuation of the Partnership’s assets and the determination of tax basis, (iv) the allocation of asset values and tax basis, (v) the adoption and maintenance of accounting methods, and (vi) taking into account differences between the Gross Asset Values of the assets of the Partnership and adjusted tax basis pursuant to Code Section 704(c) and the Regulations promulgated thereunder.

ARTICLE VII.

MANAGEMENT AND OPERATIONS OF BUSINESS

Section 7.01    Management.

(a)    Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. The General Partner may not be removed by the Limited Partners with or without cause, except with the consent of the General Partner. In addition to the powers now or hereafter granted to a general partner of a limited partnership under the Act or that are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to the other provisions hereof including, without limitation, Section 15.15, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in Section 3.02 hereof and to effectuate the purposes set forth in Section 3.01 hereof, including, without limitation:

(i)    the making of any expenditures, the lending or borrowing of money (including, without limitation, making prepayments on loans and borrowing money or selling assets to permit the Partnership to make distributions in such amounts as will permit the Parent (so long as the Parent desires to qualify as a REIT) to avoid the payment of any income or excise tax under the Code and to make distributions to its stockholders sufficient to permit the Parent to qualify as a REIT or otherwise to satisfy the REIT Requirements), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by deed to secure debt, mortgage, deed of trust or other lien or encumbrance on the Partnership’s assets) and the incurring of any obligations that it deems necessary for the conduct of the activities of the Partnership;

(ii)    the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

(iii)    subject to Section 11.02 hereof, the acquisition, sale, lease, transfer, exchange or other disposition of any, all or substantially all of the assets of the Partnership (including, but not limited to, the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Partnership) or the merger, consolidation, reorganization or other combination of the Partnership with or into another entity;

(iv)    the mortgage, pledge, encumbrance or hypothecation of any assets of the Partnership, the assignment of any assets of the Partnership in trust for creditors or on the promise of the assignee to pay the debts of the Partnership, the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms that it sees fit, including, without limitation, the financing of the operations and activities of the General Partner, the Parent, the Partnership or any of the Partnership’s Subsidiaries, the lending of funds to other Persons (including, without limitation, the Partnership’s Subsidiaries) and the repayment of obligations of the Partnership, its Subsidiaries and any other Person in which the Partnership has an equity investment, and the making of capital contributions to and equity investments in the Partnership’s Subsidiaries;

(v)    the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including, without limitation, the financing of the conduct of the operations of the Parent, the General Partner, the Partnership or any of the Partnership’s Subsidiaries, the lending of funds to other Persons (including, without limitation, the Parent, the General Partner and its Subsidiaries and the Partnership’s Subsidiaries) and the repayment of obligations of the Partnership and its Subsidiaries and any other Person in which the Partnership has an equity investment and the making of capital contributions to its Subsidiaries;

(vi)    the management, operation, leasing, maintenance, repair, alteration, demolition, replacement or improvement of any Property, including, without limitation, any Contributed Property, or other asset of the Partnership or any Subsidiary, whether pursuant to a Services Agreement or otherwise;

(vii)    the negotiation, execution and performance of any contracts, leases, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership’s operations or the implementation of the General Partner’s powers under this Agreement, including contracting with contractors, developers, consultants, government authorities, accountants, legal counsel, other professional advisors and other agents (including the Transfer Agent) and the payment of their expenses and compensation out of the Partnership’s assets;

(viii)    the distribution of Partnership cash or other Partnership assets in accordance with this Agreement, the holding, management, investment and reinvestment of cash and other assets of the Partnership and the collection and receipt of revenues, rents and income of the Partnership;

(ix)    the maintenance of such insurance (including, without limitation, directors and officers insurance) for the benefit of the Partnership and the Partners (including, without limitation, the Parent and the General Partner) as the General Partner deems necessary or appropriate, including, without limitation, (i) casualty, liability and other insurance on the Properties and (ii) liability insurance for the Indemnitees hereunder;

(x)    the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, limited liability companies, joint ventures or other relationships that the General Partner deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, any Subsidiary and any other Person in which it has an equity investment from time to time); provided, however, that as long as the Parent desires to qualify as a REIT, the General Partner may not engage in any such formation, acquisition or contribution that would cause the Parent not to qualify as a REIT;

(xi)    the filing of applications, communicating and otherwise dealing with any and all governmental agencies having jurisdiction over, or in any way affecting, the Partnership’s assets or any other aspect of the Partnership business;

(xii)    the control of any matters affecting the rights and obligations of the Partnership, including the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment, of any claim, cause of action, liability, debt or damages, due or owing to or from the Partnership, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, and the representation of the Partnership in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(xiii)    the undertaking of any action in connection with the Partnership’s direct or indirect investment in any Subsidiary or any other Person (including, without limitation, the contribution or loan of funds by the Partnership to such Persons);

(xiv)    except as otherwise specifically set forth in this Agreement, the determination of the fair market value of any Partnership property distributed in-kind using such reasonable method of valuation as it may adopt; provided, that such methods are otherwise consistent with the requirements of this Agreement;

(xv)    the enforcement of any rights against any Partner pursuant to representations, warranties, covenants and indemnities relating to such Partner’s contribution of property or assets to the Partnership;

(xvi)    the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power-of-attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Partnership;

(xvii)    the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, or jointly with any such Subsidiary or other Person;

(xviii)    the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have an interest, pursuant to contractual or other arrangements with such Person;

(xix)    the making, execution and delivery of any and all deeds, leases, notes, deeds to secure Debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or legal instruments or agreements in writing necessary or appropriate in the judgment of the General Partner for the accomplishment of any of the powers of the General Partner enumerated in this Agreement;

(xx)    the issuance of additional Partnership Units in connection with Capital Contributions by Additional Limited Partners and additional Capital Contributions by Partners pursuant to Article IV hereof;

(xxi)    the selection and dismissal of Parent Employees (including, without limitation, employees having titles or offices such as president, vice president, secretary and treasurer), and agents, outside attorneys, investment and other advisers, managers, accountants, consultants and contractors of the Partnership, the Parent or the General Partner, the determination of their compensation and other terms of employment or hiring and the delegation to any such Parent Employee the authority to conduct the business of the Partnership in accordance with the terms of this Agreement;

(xxii)    the distribution of cash to acquire Partnership Units held by a Limited Partner in connection with a Limited Partner’s exercise of its Redemption right under Section 8.06 hereof;

(xxiii)    maintaining, or causing to be maintained, the books and records of the Partnership or the Transfer Agent to reflect accurately at all times the Capital Contributions and Partnership Interests of the Holders as the same are adjusted from time to time to the extent necessary to reflect redemptions, Capital Contributions, the number of Partnership Units (including any issuance thereof), the admission of any Additional Limited Partner or any Substituted Limited Partner or otherwise;

(xxiv)    the determination regarding whether a payment to a Limited Partner who exercises its Redemption right under Section 8.06 that is assumed by the General Partner will be paid in the form of the Cash Amount or the Common REIT Shares Amount, except as such determination may be limited by Section 8.06.

(xxv)    the collection and receipt of revenues and income of the Partnership;

(xxvi)    the registration of any class of securities of the Partnership under the Securities Act or the Exchange Act, and the listing of any securities of the Partnership on any exchange.

(xxvii)     an election to dissolve the Partnership pursuant to Section 13.01(b) hereof; and

(xxviii)     the taking of any action necessary or appropriate to enable the Parent to qualify as a REIT (so long as the Parent desires to qualify as a REIT).

(b)    Each of the Limited Partners agrees that, except as provided in Section 15.15 hereof, the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Limited Partners, notwithstanding any other provision of this Agreement, the Act or any applicable law, rule or regulation and, in the absence of any specific corporate action on the part of the General Partner to the contrary, the taking of any action or the execution of any such document or writing by an officer of the General Partner, in the name and on behalf of the General Partner, in its capacity as the general partner of the Partnership, shall conclusively evidence (1) the approval thereof by the General Partner, in its capacity as the general partner of the Partnership, (2) the General Partner’s determination that such action, document or writing is necessary or desirable to conduct the business and affairs of the Partnership, exercise the powers of the Partnership under this Agreement and the Act or effectuate the purposes of the Partnership, or any other determination by the General Partner required by this Agreement in connection with the taking of such action or execution of such document or writing, and (3) the authority of such officer with respect thereto.

(c)    The General Partner may cause the Partnership to obtain and maintain (i) casualty, liability and other insurance on the Properties and (ii) liability insurance for the Indemnitees hereunder.

(d)    The General Partner may cause the Partnership to establish and maintain working capital and other reserves in such amounts as the General Partner deems appropriate and reasonable from time to time.

(e)    In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner (including the General Partner) of any action taken (or not taken) by it. Except as may be provided in a separate written agreement between the Partnership and the Limited Partners, the General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of a tax liability incurred by such Limited Partner as a result of an action (or inaction) by the General Partner pursuant to its authority under this Agreement provided, that the General Partner has acted pursuant to its authority under this Agreement.

Section 7.02    Certificate of Limited Partnership. To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other state, the District of Columbia or any other jurisdiction, in which the Partnership may elect to do business or own property. Except as otherwise required under the Act, the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as the General Partner determines may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability to the extent provided by applicable law) in the State of Delaware and any other state, or the District of Columbia or other jurisdiction, in which the Partnership may elect to do business or own property.

Section 7.03    Restrictions on General Partner’s Authority.

(a)    The General Partner may not take any action with respect to which the written consent of a Majority in Interest of the Outside Limited Partners is required pursuant to this Agreement without such written consent and may not (1) perform any act that would subject a Limited Partner to liability as a general partner in any jurisdiction or any other liability except as provided herein or under the Act; or (2) enter into any contract, mortgage, loan or other agreement that expressly prohibits or restricts (a) the Parent, the General Partner or the Partnership from performing its specific obligations under Section 8.06 hereof in full or (b) a Limited Partner from exercising its rights under Section 8.06 hereof to effect a Redemption in full, except, in either case, with the written consent of such Limited Partner affected by the prohibition or restriction.

Section 7.04    Reimbursement of the General Partner and Parent.

(a)    Except as provided in this Section 7.04 and elsewhere in this Agreement (including the provisions of Articles V and VI regarding distributions, payments and allocations to which the General Partner may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

(b)    The Partnership shall be responsible for and shall pay all expenses relating to the Partnership’s, the General Partner’s and the Parent’s organization, the ownership of their assets and their operations. Each of the General Partner and the Parent are authorized to pay compensation for accounting, administrative, legal, technical, management and other services rendered to the Partnership, the General Partner and the Parent, including any services rendered pursuant to a Services Agreement with an Affiliate of the General Partner or the Parent. Except to the extent provided in this Agreement, the General Partner, the Parent and their Affiliates shall be reimbursed on a monthly basis, or such other basis as the General Partner determines, for all expenses that the General Partner, the Parent and their Affiliates incur relating to the ownership and operation of, or for the benefit of, the Partnership (including, without limitation, administrative expenses); provided, that the amount of any such reimbursement shall be reduced by any interest earned by the General Partner and/or the Parent with respect to bank accounts or other instruments or accounts held by it on behalf of the Partnership. The Partners acknowledge that all such expenses of the General Partner and/or the Parent are deemed to be for the benefit of the Partnership. Such reimbursement shall be in addition to any reimbursement made as a result of indemnification pursuant to Section 7.07 hereof. In the event that certain expenses are incurred for the benefit of the Partnership and other entities (including the General Partner and/or the Parent), such expenses will be allocated to the Partnership and such other entities in such a manner as the General Partner determines. All payments and reimbursements hereunder shall be characterized for federal income tax purposes as expenses of the Partnership incurred on its behalf, and not as expenses of the General Partner and/or the Parent.

(c)    If the Parent elects to purchase from its stockholders REIT Shares for the purpose of delivering such REIT Shares to satisfy an obligation under any dividend reinvestment program adopted by the Parent, any employee stock purchase plan adopted by the Parent or any similar obligation or arrangement undertaken by the Parent in the future or for the purpose of retiring such REIT Shares, the purchase price paid by the Parent for such REIT Shares and any other expenses incurred by the Parent in connection with such purchase shall be considered expenses of the Partnership and shall be advanced to the Parent or reimbursed to the Parent, subject to the condition that: (1) if such REIT Shares subsequently are sold by the Parent, the Parent shall pay or cause to be paid to the Partnership any proceeds received by the Parent for such REIT Shares (which sales proceeds shall include the amount of dividends reinvested under any dividend reinvestment or similar program; provided, that a transfer of REIT Shares for Partnership Units pursuant to Section 8.06 would not be considered a sale for such purposes); and (2) if such REIT Shares are not retransferred by the Parent within 30 days after the purchase thereof, or the Parent otherwise determines not to retransfer such REIT Shares, the Parent shall cause the Partnership to redeem a number of Partnership Units held by the Parent, or, if applicable, a Subsidiary of Parent, equal to the number of such REIT Shares, as adjusted for stock dividends and distributions, stock splits and subdivisions, reverse stock splits and combinations, distributions of rights, warrants or options, and distributions of evidences of indebtedness or assets relating to assets not received by the General Partner pursuant to a pro rata distribution by the Partnership (in which case such advancement or reimbursement of expenses shall be treated as having been made as a distribution in redemption of such number of Partnership Units held by the General Partner).

(d)    As set forth in Section 4.03, the Parent, or if applicable, a Subsidiary of Parent, shall be treated as having made a Capital Contribution in the amount of all expenses that the Parent incurs relating to the Parent’s offering of REIT Shares or New REIT Securities.

(e)    If and to the extent any reimbursements to the General Partner pursuant to this Section 7.04 constitute gross income of the General Partner (as opposed to the repayment of advances made by the General Partner on behalf of the Partnership), such amounts shall constitute guaranteed payments with respect to capital within the meaning of Code Section 707(c), shall be treated consistently therewith by the Partnership and all Partners, and shall not be treated as distributions for purposes of computing the Partners’ Capital Accounts.

Section 7.05    Outside Activities of the General Partner. Without the consent of a Majority in Interest of the Outside Limited Partners, the General Partner shall not directly or indirectly enter into or conduct any business, other than in connection with (a) the ownership, acquisition and disposition of Partnership Interests, (b) the management of the business of the Partnership, (c) financing or refinancing of any type related to the Partnership or its assets or activities, (d) any of the foregoing activities as they relate to a Subsidiary of the Partnership, and (e) such activities as are incidental thereto. Nothing contained herein shall be deemed to prohibit the General Partner from (i) executing guarantees of Partnership Debt for which it would otherwise be liable in its capacity as General Partner, (ii) holding such bank accounts or similar instruments or accounts in its name as it deems necessary to carry out its responsibilities and purposes as contemplated under this Agreement and its organizational documents (provided, that accounts held on behalf of the Partnership to permit the General Partner to carry out its responsibilities under this Agreement shall be considered to belong to the Partnership and the interest earned thereon shall, subject to Section 7.04(b), be applied for the benefit of the Partnership) or (iii) acquiring Qualified Assets.

Section 7.06    Contracts with Affiliates.

(a)    The Partnership may lend or contribute funds or other assets to its Subsidiaries or other Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established by the General Partner.

(b)    The Partnership may transfer assets to joint ventures, limited liability companies, partnerships, corporations, business trusts or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law, as determined by the General Partner.

(c)    Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to the Partnership, directly or indirectly, except pursuant to transactions that are determined by the General Partner to be fair to the Partnership, in its discretion.

(d)    The General Partner, without the approval of the Limited Partners, may propose and adopt on behalf of the Partnership employee benefit plans funded by the Partnership for the benefit of employees of the General Partner, the Partnership, Subsidiaries of the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership or any of the Partnership’s Subsidiaries.

(e)    The General Partner is expressly authorized to enter into, in the name and on behalf of the Partnership, any Services Agreement with Affiliates of any of the Partnership, the General Partner or the Parent, on such terms as the General Partner determines to be fair to the Partnership, in its discretion.

Section 7.07    Indemnification.

(a)    The Partnership shall, to the maximum extent permitted by applicable law in effect from time to time, indemnify, and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to each Indemnitee; provided, however, that the Partnership shall not indemnify an Indemnitee (1) for material acts or omissions that were committed in bad faith or were the result of active and deliberate dishonesty, (2) for any transaction for which such Indemnitee received an improper personal benefit in money, property or services in violation or breach of any provision of this Agreement, or (3) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise (unless otherwise provided by the terms of any such guaranty or other instrument), for any Debt of the Partnership or any Subsidiary of the Partnership (including, without limitation, any Debt which the Partnership or any Subsidiary of the Partnership has assumed or taken subject to), and the General Partner is authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.07 in favor of any Indemnitee having or potentially having liability for any such Debt. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.07(a). The termination of any proceeding by conviction of an Indemnitee or upon a plea of nolo contendere or its equivalent by an Indemnitee, or an entry of an order of probation against an Indemnitee prior to judgment, does not create a presumption that such Indemnitee acted in a manner contrary to that specified in this Section 7.07(a) with respect to the subject matter of such proceeding. Any indemnification pursuant to this Section 7.07 shall be made only out of the assets of the Partnership and any insurance proceeds from any liability policy covering the General Partner and any Indemnitees, and neither the General Partner nor any Limited Partner shall have any obligation to contribute to the capital of the Partnership or otherwise provide funds to enable the Partnership to fund its obligations under this Section 7.07.

(b)    To the fullest extent permitted by law, and without requiring a preliminary determination of the Indemnitee’s ultimate entitlement to indemnification under Section 7.07(a) above, expenses incurred by an Indemnitee who is a party to a proceeding or otherwise subject to or the focus of or is involved in any proceeding shall be paid or reimbursed by the Partnership as incurred by the Indemnitee in advance of the final disposition of the proceeding upon receipt by the Partnership of (1) a written affirmation by the Indemnitee of the Indemnitee’s belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 7.07(b) has been met and (2) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

(c)    The indemnification provided by this Section 7.07 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Limited Partners, as a matter of law or otherwise, and shall continue with respect to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee unless otherwise provided in a written agreement with such Indemnitee or in the writing pursuant to which such Indemnitee is indemnified.

(d)    The Partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of any of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e)    Any liabilities which an Indemnitee incurs as a result of acting on behalf of the Partnership, the General Partner, or the Parent (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the IRS, penalties assessed by the Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities or judgments or fines under this Section 7.07, unless such liabilities arise as a result of (1) material acts or omissions that were committed in bad faith or were the result of active and deliberate dishonesty, (2) any transaction in which such Indemnitee received an improper personal benefit in money, property or services in violation or breach of any provision of this Agreement or applicable law, or (3) in the case of any criminal proceeding, any act or omission that the Indemnitee knew or should have known, at the time of the act or omission, was unlawful.

(f)    In no event may an Indemnitee subject any of the Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g)    An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.07 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h)    The provisions of this Section 7.07 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.07 shall be prospective only and shall not in any way affect the obligations of the Partnership or the limitations on the Partnership’s liability to any Indemnitee under this Section 7.07 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

(i)    If and to the extent any payments to the General Partner pursuant to this Section 7.07 constitute gross income to the General Partner (as opposed to the repayment of advances made on behalf of the Partnership) such amounts shall be treated as “guaranteed payments” for the use of capital within the meaning of Code Section 707(c), shall be treated consistently therewith by the Partnership and all Partners, and shall not be treated as distributions for purposes of computing the Partners’ Capital Accounts.

Section 7.08    Standard of Care; Limitation of Liability of Covered Persons.

(a)    No Covered Person shall be liable to the Partnership, any Holder or any other Covered Person for any loss, damage or claim incurred by reason of any action taken or omitted to be taken by such Covered Person in good faith reliance on the provisions of this Agreement, so long as such action or omission does not constitute fraud or willful misconduct by such Covered Person.

(b)    This agreement is not intended to, and does not, create or impose any fiduciary duty on any Covered Person. Furthermore, each of the Holders and the Partnership waive any and all fiduciary duties that, absent such waiver, may be implied by the Act or other applicable law, and in doing so, acknowledges and agrees that the duties and obligation of each Covered Person to the Partnership, the Holders and the other Covered Persons are only as expressly set forth in this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Holders to replace such other duties and liabilities of such Covered Person.

(c)    Whenever in this Agreement a Covered Person is permitted or required to make a decision (including a decision that is in such Covered Person’s “discretion” or under a grant of similar authority or latitude), the Covered Person shall be entitled to consider only such interests and factors as such Covered Person desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Partnership, any Holder or any other Person.

(d)    Any amendment, modification or repeal of this Section 7.08 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the General Partner or its officers, managers, directors or members, as applicable, to the Partnership and the Limited Partners under this Section 7.08 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.09    Other Matters Concerning the General Partner.

(a)    The General Partner may rely upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by the General Partner, in its discretion, to be genuine and to have been signed or presented by the proper party or parties.

(b)    The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters that the General Partner believes, in its discretion, to be within such Person’s professional or expert competence shall be conclusively presumed to have been undertaken or omitted in accordance with such opinion.

(c)    The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act that is permitted or required to be undertaken by the General Partner hereunder.

(d)    Notwithstanding any other provision of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership that the General Partner determines is necessary or advisable in order (1) to protect the ability of the Parent to qualify as a REIT or the Partnership to be taxed as partnership for federal income tax purposes, (2) without limitation of the foregoing clause (1) or clause (3) following, for the Parent otherwise to satisfy the REIT Requirements or for the Partnership to satisfy the “qualifying income” requirement of Code Section 7704(c), or (3) without limitation of the foregoing clauses (1) or (2), to avoid the Parent incurring any federal income or excise taxes, is expressly authorized under this Agreement and is approved by all of the Limited Partners.

Section 7.10    Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Holder, individually or collectively with other Holders or other Persons, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement.

Section 7.11    Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without the consent or approval of any other Partner or Person, to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and take any and all actions on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if it were the Partnership’s sole party in interest, both legally and beneficially. Each Limited Partner waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expediency of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (1) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (2) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership, and (3) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

ARTICLE VIII.

RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

Section 8.01    Limitation of Liability. The Limited Partners shall have no liability under this Agreement (other than for breach thereof) except as expressly provided in Sections 10.04 or 13.02(d) or under the Act.

Section 8.02    Management of Business. No Limited Partner, in its capacity as a Limited Partner, or Assignee shall take part in the operations, management or control (within the meaning of the Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership.

Section 8.03    Outside Activities of Limited Partners. Subject to any agreements entered into pursuant to Section 7.06(e) hereof and any other agreements (including, without limitation, any employment agreement) entered into by a Limited Partner or its Affiliates with the General Partner, the Partnership, the Parent or any Affiliate thereof, any Limited Partner and any Assignee, officer, director, employee, agent, trustee, Affiliate, partner, member or shareholder of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities that are in direct or indirect competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any Partner shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee. Subject to such agreements, none of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person (other than the General Partner, to the extent expressly provided herein), and such Person shall have no obligation pursuant to this Agreement, subject to Section 7.06(e) hereof and any other agreements entered into by a Limited Partner or its Affiliates with the General Partner, the Partnership, the Parent or any Affiliate thereof, to offer any interest in any such business ventures to the Partnership, any Limited Partner, the Parent or any such other Person, even if such opportunity is of a character that, if presented to the Partnership, any Limited Partner, the Parent or such other Person, could be taken by such Person.

Section 8.04    Withdrawal; Return of Capital. Except pursuant to the rights of Redemption set forth in Section 8.06 hereof, no Limited Partner or Assignee shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement and upon termination of the Partnership as provided herein. Except to the extent provided in Articles V and VI hereof or otherwise expressly provided in this Agreement, no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions.

Section 8.05    Adjustment Factor. The Partnership shall notify any Limited Partner, on written request, of the then current Adjustment Factor or any change made to the Adjustment Factor.

Section 8.06    Redemption Rights.

(a)    On or after the date that is 12 months after the date of the issuance of OP Units by the Partnership to a Limited Partner (other than the Parent or a Subsidiary of Parent), such Limited Partner shall have the right (subject to the terms and conditions set forth herein and in any other such agreement, as applicable) to require the Partnership to redeem all or a portion of such OP Units that have been held for at least 12 months (such OP Units being hereafter referred to as “Tendered Units”) in exchange for the Cash Amount (a “Redemption”), from time to time, unless the terms of such OP Units or a separate agreement entered into between the Partnership and such Limited Partner with respect to such OP Units provide that such OP Units are not entitled to a right of Redemption or provide for a shorter or longer period before such Limited Partner may exercise such right of Redemption or impose conditions on the exercise of such right of Redemption. Any Redemption shall be exercised pursuant to a Notice of Redemption delivered to the General Partner by the Limited Partner who is exercising the right (the “Tendering Partner”). The Cash Amount shall be payable to the Tendering Partner on the Specified Redemption Date. The Tendering Partner shall have no right, with respect to any OP Units so redeemed, to receive any distributions paid on or after the Specified Redemption Date.

(b)    Notwithstanding Section 8.06(a) above, if a Limited Partner has delivered to the General Partner a Notice of Redemption then the Parent (subject to the limitations on ownership and transfer of REIT Shares set forth in the Charter) may elect to assume and satisfy the Partnership’s Redemption obligation and acquire some or all of the Tendered Units from the Tendering Partner in exchange for the Common REIT Shares Amount (as of the Specified Redemption Date) and, if the Parent so elects, the Tendering Partner shall sell the Tendered Units to the Parent or a Subsidiary of Parent in exchange for the Common REIT Shares Amount. In such event, the Tendering Partner shall have no right to cause the Partnership to redeem such Tendered Units. The Parent shall give such Tendering Partner written notice of its election on or before the close of business on the fifth Business Day after its receipt of the Notice of Redemption.

(c)    The Common REIT Shares Amount, if applicable, shall be delivered as duly authorized, validly issued, fully paid and nonassessable Common REIT Shares and, if applicable, free of any pledge, lien, encumbrance or restriction, other than those provided in the Charter or the Bylaws of the Parent, the Securities Act, relevant state securities or blue sky laws and any applicable registration rights agreement with respect to such Common REIT Shares entered into by the Tendering Partner. Notwithstanding any delay in such delivery (but subject to Section 8.06(e)), the Tendering Partner shall be deemed the owner of such Common REIT Shares for all purposes, including without limitation, rights to vote or consent, and receive dividends, as of the Specified Redemption Date. In addition, the Common REIT Shares for which the Partnership Units might be exchanged shall also bear the legend set forth in the Charter.

(d)    Each Limited Partner covenants and agrees with the General Partner that all Tendered Units shall be delivered to the General Partner free and clear of all liens, claims and encumbrances whatsoever and should any such liens, claims and/or encumbrances exist or arise with respect to such Tendered Units, the General Partner shall be under no obligation to acquire the same. Each Limited Partner further agrees that, in the event any state or local property transfer tax is payable as a result of the transfer of its Tendered Units to the General Partner (or its designee), such Limited Partner shall assume and pay such transfer tax.

(e)    Notwithstanding the provisions of Sections 8.06(a), 8.06(b) or 8.06(c) or any other provision of this Agreement, a Limited Partner (i) shall not be entitled to effect a Redemption for cash or an exchange for Common REIT Shares to the extent the ownership or right to acquire Common REIT Shares pursuant to such exchange by such Partner on the Specified Redemption Date could cause such Partner or any other Person to violate the restrictions on ownership and transfer of Common REIT Shares set forth in the Charter of the Parent and (ii) shall have no rights under this Agreement to acquire Common REIT Shares which would otherwise be prohibited under the Charter. To the extent any attempted Redemption or exchange for Common REIT Shares would be in violation of this Section 8.06(e), it shall be null and void ab initio and such Limited Partner shall not acquire any rights or economic interest in the cash otherwise payable upon such Redemption or the Common REIT Shares otherwise issuable upon such exchange.

(f)    Notwithstanding anything herein to the contrary (but subject to Section 8.06(e)), with respect to any Redemption or exchange for Common REIT Shares pursuant to this Section 8.06: (i) without the consent of the General Partner, each Limited Partner may effect a Redemption only one time in each fiscal quarter; (ii) without the consent of the General Partner, each Limited Partner may not effect a Redemption for less than 1,000 OP Units or, if the Limited Partner holds less than 1,000 OP Units, all of the OP Units held by such Limited Partner; (iii) without the consent of the General Partner, each Limited Partner may not effect a Redemption during the period after the Partnership Record Date with respect to a distribution and before the record date established by the General Partner for a distribution to its stockholders of some or all of its portion of such distribution; (iv) the consummation of any Redemption or exchange for Common REIT Shares shall be subject to the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; and (v) each Tendering Partner shall continue to own all OP Units subject to any Redemption or exchange for Common REIT Shares, and be treated as a Limited Partner with respect to such OP Units for all purposes of this Agreement, until such OP Units are transferred to the General Partner and paid for or exchanged on the Specified Redemption Date. Until a Tendering Partner receives Common REIT Shares on an applicable Specified Redemption Date, the Tendering Partner shall have no rights as a stockholder of the General Partner with respect to such Tendering Partner’s OP Units that are tendered for such Common REIT Shares.

(g)    In the event that the Partnership issues additional Partnership Interests to any Additional Limited Partner pursuant to Section 4.04, the General Partner shall make such revisions to this Section 8.06 as it determines are necessary to reflect the issuance of such additional Partnership Interests.

ARTICLE IX.

BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 9.01    Records and Accounting.

(a)    The General Partner shall keep or cause to be kept at the principal office of the Partnership or the Transfer Agent, as applicable, those records and documents required to be maintained by the Act and other books and records deemed by the General Partner to be appropriate with respect to the Partnership’s business, including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 8.05 or 9.03 hereof. Any records maintained by or on behalf of the Partnership or the Transfer Agent in the regular course of its business may be maintained electronically.

(b)    The books of the Partnership shall be maintained for financial reporting purposes in accordance with U.S. GAAP or on such other basis as the General Partner determines to be necessary or appropriate. Unless otherwise required by applicable law, the Partnership and the Parent may utilize and maintain integrated or consolidated accounting records, accounting operations and accounting principles.

Section 9.02    Reports.

(a)    As soon as practicable, but in no event later than the date on which the Parent mails its annual report to its stockholders, the General Partner shall cause to be mailed to each Limited Partner an annual report, as of the close of the most recently ended calendar year, containing financial statements of the Partnership, or of the Parent if such statements are prepared on a consolidated basis with the Partnership, for such calendar year, presented in accordance with U.S. GAAP, such statements to be audited by a firm of independent public accountants selected by the General Partner.

(b)    If and to the extent that the Parent mails quarterly reports to its stockholders, as soon as practicable, but in no event later than the date on such reports are mailed, the General Partner shall cause to be mailed to each Limited Partner a report containing unaudited financial statements, as of the last day of such fiscal quarter, of the Partnership, or of the Parent if such statements are prepared on a consolidated basis with the Partnership, and such other information as may be required by applicable law or regulations.

(c)    The General Partner may satisfy its obligations under Sections 9.02(a) and 9.02(b) by posting or making available the reports required by this Section 9.02 on a website maintained by the U.S. Securities and Exchange Commission or on a website maintained from time to time by the Partnership or the Parent.

(d)    At the request of any Limited Partner, the General Partner shall provide reasonable access to the books, records and work papers upon which the reports required by this Section 9.02 are based, but only to the extent required by the Act.

ARTICLE X.

TAX MATTERS

Section 10.01    Preparation of Tax Returns. The General Partner shall arrange for the preparation and timely filing of all returns with respect to Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use reasonable effort to furnish, within 90 days of the close of each taxable year, the tax information reasonably required by Holders for federal and state income tax reporting purposes. A Limited Partner shall promptly provide the General Partner with such information relating to any Contributed Properties, including tax basis and other relevant information, as may be requested by the General Partner from time to time.

Section 10.02    Tax Elections.

(a)    The General Partner shall determine whether to make any available election pursuant to the Code, including, but not limited to, the election under Code Section 754 and the election to use the “recurring item” method of accounting provided under Code Section 461(h) with respect to property taxes imposed on the Partnership’s Properties. The General Partner shall have the right to seek to revoke any such election (including, without limitation, any election under Code Sections 461(h) and 754).

(b)    Without limiting the foregoing, the Partners, intending to be legally bound, authorize the General Partner, on behalf of the Partnership, to make an election (the “LV Safe Harbor Election”) to have the “liquidation value” safe harbor provided in Proposed Treasury Regulation § 1.83-3(l) and the Proposed Revenue Procedure set forth in IRS Notice 2005-43, as such safe harbor may be modified if such proposed guidance is issued in final form or as revised or modified by subsequently issued guidance from the IRS (the “LV Safe Harbor”), apply to any Partnership Interest transferred to a service provider while the LV Safe Harbor Election remains effective, to the extent such interest meets the LV Safe Harbor requirements (collectively, such interests are referred to as “LV Safe Harbor Interests”). The General Partner is authorized to execute and file the LV Safe Harbor Election on behalf of the Partnership and the Holders if it determines that such election is appropriate under the circumstances. If the LV Safe Harbor Election is made by the General Partner, the Holders (including any person to whom a Partnership Interest is transferred in connection with the performance of services) agree to comply with all requirements of the LV Safe Harbor (including forfeiture allocations) with respect to all LV Safe Harbor Interests and to prepare and file all federal income tax returns reporting the tax consequences of the issuance and vesting of LV Safe Harbor Interests consistent with such final LV Safe Harbor guidance. The Partnership is also authorized to take such actions as are necessary to achieve, under the LV Safe Harbor, the effect that the election and compliance with all requirements of the LV Safe Harbor referred to above would be intended to achieve under Proposed Treasury Regulation § 1.83-3, including amending this Agreement.

Section 10.03    Partnership Representative.

(a)    The General Partner shall be the Partnership Representative of the Partnership for federal income tax purposes. The Partnership Representative shall receive no compensation for its services. All third-party costs and expenses incurred by the Partnership Representative in its capacity as such (including legal and accounting fees and expenses) shall be borne by the Partnership in addition to any reimbursement pursuant to Section 7.04 hereof. The Partnership Representative may engage an accounting or law firm to assist the Partnership Representative.

(b)    The Partnership Representative is authorized and shall have the exclusive right to take any actions specified under the applicable sections of the Partnership Audit Rules or any applicable state statute or local law, including but not limited to: (1) representing the Partnership in connection with all tax proceedings; (2) making elections under Code Section 6226; (3) making the decision whether to elect out of the rules under Code Section 6221(b); (4) filing an administrative adjustment request under Code Section 6227; (5) filing suit under Code Section 6234; (6) settling any tax disputes or lawsuits with the IRS, the U.S. Department of Justice or state or local taxing authority; (7) extending the period of limitation for adjustment of tax under Code Section 6235 or applicable state status or local law or under applicable state statutes or local laws; and (8) appointing, removing and replacing the individual designated (or to be designated) by the Partnership Representative as the sole individual through whom the partnership representative will act for all purposes under the Partnership Audit Rules. The Partnership Representative shall also have sole authority to represent the Partnership with respect to any other taxing authorities and shall have similar authority to settle any such tax disputes.

(c)    If an audit or tax proceeding results in an imputed underpayment under Code Section 6225 and if the Partnership Representative makes an election under Code Section 6226(a), the Partnership shall furnish to each Holder for any portion of the year or years audited a statement reflecting the Holder’s allocable share of the adjusted items as determined in the notice of final partnership adjustment and each such Holder shall take such adjustments into account as required under Code Section 6226(b) and shall be liable for any related interest, penalty, addition to tax or additional amount (all sections as in effect as specified in the Partnership Audit Rules).

(d)    The Partnership and the Holders shall be bound by the Partnership Representative’s actions. To the extent any IRS audit or tax proceeding could result in an increase in any Holder’s personal liability for taxes, the Partnership Representative shall keep the Holders (including potentially affected former Holders) informed on a timely basis of all material developments with respect to any such tax proceeding.

(e)    Each Holder of Partnership Units shall provide such information to the Partnership as the General Partner may reasonably request to reduce the amount of any imputed underpayment.

(f)    For the avoidance of doubt, no payment made pursuant to this Section 10.03 to the Partnership shall be treated as a Capital Contribution.

(g)    Notwithstanding anything in this Agreement to the contrary, all rights and obligations of a Holder of Partnership Units under this Section 10.03 shall survive both the Holder ceasing to be a partner of the Partnership for federal income tax purposes, and the dissolution of the Partnership.

(h)    The Partners acknowledge and agree that the implementation of the Partnership Audit Rules may result in necessary or advisable amendments to this Agreement and that any approval or consent to any such amendments proposed by the General Partner shall be deemed granted by the other Partners.

The taking of any action and the incurring of any expense by the Partnership Representative in connection with any such proceeding, except to the extent required by law, will be determined by the Partnership Representative and the provisions relating to indemnification of the General Partner set forth in Section 7.07 hereof shall be fully applicable to the Partnership Representative in its capacity as such.

Section 10.04    Withholding. The Partnership is authorized to withhold from or pay on behalf of or with respect to each Holder any amount of federal, state, local or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Holder pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Code Sections 1441, 1442, 1445, 1446, or 1471 through 1474 and the Treasury Regulations thereunder. Any portion of a distribution paid to, or for the benefit of, a Holder that is required to be withheld by the Partnership, shall constitute a loan by the Partnership to such Holder, which loan shall be repaid by such Holder within 15 days after notice from the General Partner that such payment must be made unless (i) the Partnership withholds such payment from another distribution that would otherwise be made to the Holder or (ii) the General Partner determines that such payment may be satisfied out of the Available Cash of the Partnership that would, but for such payment, be distributed to the Holder. Each Holder unconditionally and irrevocably grants to the Partnership a security interest in such Holder’s Partnership Interest to secure such Holder’s obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 10.04. In the event that a Holder fails to pay any amounts owed to the Partnership pursuant to this Section 10.04 when due, the General Partner may elect to make the payment to the Partnership on behalf of such defaulting Holder, and in such event shall be deemed to have loaned such amount to such defaulting Holder and shall succeed to all rights and remedies of the Partnership as against such defaulting Holder (including, without limitation, the right to receive distributions). Any amounts payable by a Holder hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in The Wall Street Journal, plus four percentage points (or, to the extent that such rate exceeds the maximum rate permitted by applicable law, the maximum rate permitted by applicable law) from the date such amount is due (i.e., 15 days after demand) until such amount is paid in full. Each Holder shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder.

ARTICLE XI.

TRANSFERS AND WITHDRAWALS

Section 11.01    Transfer.

(a)    No part of a Partner’s Partnership Interest shall be subject to the claims of any creditor, to any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement or as required by applicable law.

(b)    No Limited Partner Interest shall be Transferred, in whole or in part, whether voluntary or involuntary, except in strict accordance with the terms and conditions set forth in this Article XI. Any Transfer or purported Transfer of a Partnership Interest not made in strict accordance with this Article XI shall be null and void ab initio unless consented to by the General Partner in writing.

(c)    Notwithstanding the other provisions of this Article XI (other than Section 11.06(d) hereof), the General Partner Interest may be Transferred, at any time or from time to time, to the Parent or any of its Affiliates. Any transferee of the entire General Partner Interest pursuant to this Section 11.01(c) shall automatically become, without further action or consent of any Limited Partners, the sole general partner of the Partnership, subject to all the rights, privileges and obligations under this Agreement relating to a general partner. Upon any Transfer permitted by this Section 11.01(c), the transferor Partner shall be relieved of all its obligations under this Agreement. The provisions of Sections 11.02(b), 11.03 and 11.04 hereof shall not apply to any Transfer permitted by this Section 11.01(c).

(d)    Except in accordance with the terms and conditions set forth in this Article XI, no Transfer of any Partnership Interest may be made to a lender to the Partnership or any Person who is related (within the meaning of Regulations Section 1.752-4(b)) to any lender to the

Partnership whose loan constitutes a Nonrecourse Liability, without the consent of the General Partner; provided, that in the event of, and as a condition to, any such consent, the lender will be required to enter into an arrangement with the Partnership and the General Partner to redeem or exchange for Common REIT Shares any Partnership Units in which a security interest is held by such lender concurrently with such time as such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Code Section 752.

Section 11.02    Transfer of General Partner’s Partnership Interest.

(a)    Except as provided in Section 11.02(c), the General Partner may not Transfer its General Partner Interest except in connection with (i) a transaction permitted under Section 11.02(b), (ii) any merger (including a triangular merger), consolidation or other combination with or into another Person following the consummation of which the equity holders of the surviving entity are substantially identical to the stockholders of the Parent, (iii) a transfer to any Subsidiary of the General Partner or the Parent or (iv) as otherwise expressly permitted under this Agreement, nor shall the General Partner withdraw as General Partner except in connection with a transaction permitted under Section 11.02(b) or any merger, consolidation, or other combination permitted under clause (ii) of this Section 11.02(a).

(b)    The General Partner shall not engage in any merger (including, without limitation, a triangular merger), consolidation or other combination with or into another Person (other than any transaction permitted by clause (i) or (ii) of Section 11.02(a)) or any sale of all or substantially all of its assets (“Termination Transaction”), unless (i) it receives the consent of a Majority in Interest of the Outside Limited Partners, (ii) following such merger or other consolidation, substantially all of the assets of the surviving entity consists of Partnership Units or (iii) in connection with which all Partners (other than the General Partner) who hold OP Units either will receive, or will have the right to receive, for each OP Unit an amount of cash, securities, or other property equal to the product of the Adjustment Factor and the greatest amount of cash, securities or other property paid to a holder of REIT Shares in consideration of one such REIT Share at any time during the period from and after the date on which the Termination Transaction is consummated; provided, however, that, if in connection with the Termination Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of the percentage required for the approval of mergers under the organizational documents of the Parent, each holder of OP Units shall receive, or shall have the right to receive without any right of Consent set forth above in this Section 11.02(b), the greatest amount of cash, securities, or other property which such holder would have received had it exercised the Redemption right and received Common REIT Shares in exchange for its OP Units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer.

(c)    The General Partner shall not enter into an agreement or other arrangement providing for or facilitating the creation of a general partner of the Partnership other than the General Partner, unless the successor General Partner executes and delivers a counterpart to this Agreement in which such General Partner agrees to be fully bound by all of the terms and conditions contained herein that are applicable to a general partner.

Section 11.03    Transfer of Limited Partners’ Partnership Interests.

(a)    No Limited Partner shall Transfer all or any portion of its Partnership Interest to any transferee without the written consent of the General Partner; provided, however, that any Limited Partner may, at any time, without the consent or approval of the General Partner, unless this Agreement, an applicable Partnership Unit Designation or other writing executed by the relevant parties provides otherwise (i) Transfer all or part of its Partnership Interest to any Family Member (including a Transfer by a Family Member that is an inter vivos or testamentary trust (whether revocable or irrevocable) to a Family Member that is a beneficiary of such trust), any Charity, any Controlled Entity or any Affiliate or (ii) pledge all or any portion of its Partnership Interest to a lending institution as collateral or security for a bona fide loan or other extension of credit, and Transfer such pledged Partnership Interest to such lending institution in connection with the exercise of remedies under such loan or extension of credit. To the extent such a Transfer is made to a Controlled Entity or any Affiliate of the Transferor and such transferee thereafter ceases to be a Controlled Entity or Affiliate of the Transferor, then a Transfer to such transferee, subject to this Article, shall be deemed to occur at such time as such transferee ceases to be a Controlled Entity or any Affiliate of the Transferor.

(b)    Notwithstanding any other provision of this Article XI (other than Section 11.06(d) hereof), any Limited Partner Interests held by the General Partner may be Transferred in whole or in part, at any time and from time to time to any Person that is, at the time of such Transfer, the Parent (or any successor thereto) or any Qualified REIT Subsidiary or other entity that is disregarded as an entity separate from the Parent (or any successor thereto) for federal income tax purposes.

(c)    Without limiting the generality of Section 11.03(a) hereof, it is expressly understood and agreed that the General Partner will not consent to any Transfer of all or any portion of any Partnership Interest pursuant to Section 11.03(a) above unless such Transfer meets each of the following conditions:

(i)    Such Transfer is made only to a single Qualified Transferee; provided, however, that for such purposes, all Qualified Transferees that are Affiliates, or that comprise investment accounts or funds managed by a single Qualified Transferee and its Affiliates, shall be considered together to be a single Qualified Transferee.

(ii)    The transferee in such Transfer assumes by operation of law or express agreement all of the obligations of the transferor Limited Partner under this Agreement with respect to such Transferred Partnership Interest; provided, that no such Transfer (unless made pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor Limited Partner are assumed by a successor entity by operation of law) shall relieve the transferor Limited Partner of its obligations under this Agreement without the approval of the General Partner. Notwithstanding the foregoing, any transferee of any Transferred Partnership Interest shall be subject to any and all ownership limitations contained in the Charter that may limit or restrict such transferee’s ability to exercise its Redemption rights, including, without limitation, the applicable restrictions on ownership of shares of the Parent imposed under the Charter.

(iii)    Any transferee, whether or not admitted as a Substituted Limited Partner, shall take subject to the obligations of the transferor Limited Partner hereunder. Unless admitted as a Substituted Limited Partner, no transferee, whether by a voluntary or involuntary Transfer, by operation of law or otherwise, shall have any rights hereunder, other than the rights of an Assignee as provided in Section 11.05 hereof.

(iv)    Such Transfer is effective as of the first day of a calendar month.

(d)    If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner’s estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners, for the purpose of settling or managing the estate, and such power as the Incapacitated Limited Partner possessed to Transfer all or any part of its Partnership Interest.

(e)    In connection with any proposed Transfer of a Limited Partner Interest, the General Partner may require that the transferor Limited Partner provide, in advance of the proposed Transfer, an opinion of counsel reasonably satisfactory to it to the effect that the proposed Transfer may be effected without registration under the Securities Act and will not otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the Partnership Interests to be Transferred.

(f)    The General Partner may impose restrictions on the Transfer of a Limited Partner Interest to the extent that the General Partner determines that such restrictions are reasonably necessary in order to comply with any federal or state securities laws or regulations applicable to the Partnership or the Partnership Interests. The General Partner may impose such restrictions by amending this Agreement without the approval of the Limited Partners or any other Person.

Section 11.04    Substituted Limited Partners.

(a)    A transferee of a Limited Partner Interest pursuant to a Transfer consented to by the General Partner pursuant to Section 11.03(a) may be admitted as a Substituted Limited Partner only with the consent of the General Partner. The failure or refusal by the General Partner to permit a transferee of any such Limited Partner Interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or the General Partner. Subject to the foregoing, any such transferee shall not be admitted as a Substituted Limited Partner until and unless it furnishes to the General Partner (i) evidence of acceptance, in form and substance satisfactory to the General Partner, of all the terms, conditions and applicable obligations of this Agreement, including, without limitation, the power of attorney granted in Section 2.04 hereof, (ii) a counterpart signature page to this Agreement executed by such Assignee, and (iii) such other documents and instruments as may be required or advisable, as determined by the General Partner, to effect such Assignee’s admission as a Substituted Limited Partner.

(b)    A transferee of a Limited Partner Interest who has been admitted as a Substituted Limited Partner in accordance with this Article XI shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.

(c)    Upon the admission of a Substituted Limited Partner, the General Partner shall cause the Substitute Limited Partner to be registered on the books and records of the Transfer Agent or Partnership, as applicable, and to make such other changes to such books and records as the General Partner shall determine to be necessary or appropriate.

Section 11.05    Assignees. If the General Partner does not consent to the admission of any transferee of any Limited Partner Interest as a Substituted Limited Partner in connection with a Transfer permitted by the General Partner pursuant to Section 11.03(a), such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a limited partnership interest under the Act, including the right to receive distributions from the Partnership and the share of Net Income, Net Losses and other items of income, gain, loss, deduction and credit of the Partnership attributable to the Partnership Units assigned to such Assignee and the rights to Transfer the Partnership Units only in accordance with the provisions of this Article XI, but shall not be deemed to be a Limited Partner or Holder of Partnership Units for any other purpose under this Agreement, and shall not be entitled to effect a Redemption or participate in a Consent or vote with respect to such Partnership Units on any matter presented to the Limited Partners for approval (such right to Consent or vote or effect a Redemption, to the extent provided in this Agreement, shall not be exercisable by any Person, but rather shall be forfeited). In the event that any Assignee desires to make a further assignment of any such Partnership Units, such Assignee shall be subject to all the provisions of this Article XI to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Partnership Units.

Section 11.06    General Provisions.

(a)    No Limited Partner or Assignee may withdraw from the Partnership other than (i) as a result of a permitted Transfer of such Limited Partner’s or Assignee’s entire Partnership Interest in accordance with this Article XI, pursuant to which the transferee of such Partnership Interest becomes a Substituted Limited Partner, or (ii) pursuant to a redemption (or acquisition by the General Partner) of all of its Partnership Units pursuant to a Redemption under Section 8.06 hereof and/or pursuant to any Partnership Unit Designation.

(b)    Any Limited Partner or Assignee who transfers its entire Partnership Interest in a Transfer (i) consented to by the General Partner or otherwise permitted pursuant to this Article XI where the transferee of such Partnership Interest is admitted as a Substituted Limited Partner, (ii) pursuant to the exercise of its rights to effect a redemption of all of its Partnership Units pursuant to a Redemption under Section 8.06 hereof and/or pursuant to any Partnership Unit Designation, or (iii) to the General Partner, whether or not pursuant to Section 8.06(b) hereof, shall cease to be a Limited Partner at the effective time of such event.

(c)    Subject to Section 6.04, if any Partnership Unit is Transferred in compliance with the provisions of this Article XI, or is redeemed by the Partnership, or acquired by the General Partner pursuant to Section 8.06 hereof, on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit attributable to such Partnership Unit for such Partnership Year shall be allocated to the transferor Partner or the Tendering Partner, as the case may be, and, in the case of a Transfer or assignment other than a Redemption, to the transferee Partner, by taking into account their varying interests during the Partnership Year in accordance with Code Section 706(d) and the corresponding Regulations, using a permissible method selected by the General Partner. All distributions of Available Cash attributable to such Partnership Unit with respect to which the Partnership Record Date is before the date of such Transfer, assignment or Redemption shall be made to the transferor Partner or the Tendering Partner, as the case may be, and, in the case of a Transfer other than a Redemption, all distributions of Available Cash thereafter attributable to such Partnership Unit shall be made to the transferee Partner.

(d)    In no event may any Transfer or assignment of a Partnership Interest by any Partner (including any Redemption, any acquisition of Partnership Units by the General Partner or any other acquisition of Partnership Units by the Partnership) be made (i) to any Person who lacks the legal right, power or capacity to own a Partnership Interest; (ii) in violation of applicable law; (iii) that consists of any component portion of a Partnership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Partnership Interest; (iv) in the event that such Transfer would cause the Parent to cease to comply with the REIT Requirements; (v) except with the consent of the General Partner, if such Transfer, in the opinion of counsel to the Partnership or the General Partner, would create a significant risk that the Partnership would terminate for federal or state income tax purposes; (vi) if such Transfer would, in the opinion of legal counsel to the Partnership, cause the Partnership to cease to be classified as a partnership for federal income tax purposes (except as a result of the Redemption (or acquisition by the General Partner) of all Partnership Units held by all Limited Partners; (vii) if such Transfer would cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in ERISA Section 3(14)) or a “disqualified person” (as defined in Code Section 4975(c)); (viii) without the consent of the General Partner, to any benefit plan investor within the meaning of Department of Labor Regulations Section 2510.3-101(f), as modified by Section 3(42) of ERISA, or as would otherwise cause participation by benefit plan investors to be “significant” for the purposes of ERISA; (ix) except with the consent of the General Partner, if such Transfer would, in the opinion of legal counsel to the Partnership or the General Partner, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.3-101; (x) if such Transfer requires the registration of such Partnership Interest pursuant to any applicable federal or state securities laws; (xi) except with the consent of the Parent, if such Transfer would, in the opinion of legal counsel to the Partnership or the General Partner, adversely affect the ability of the Parent to qualify as a REIT or would subject the Parent to any federal income or excise taxes; (xii) except with the consent of the General Partner, if such transfer would be effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Code Section 7704 (provided, that this clause (xii) shall not be the basis for limiting or restricting in any manner the exercise of a Redemption right unless, and only to the extent that, in the absence of such limitation or restriction, in the opinion of legal counsel to the Partnership, there is a significant risk that the Partnership will be treated as a “publicly traded partnership” and, by reason thereof, taxable as a corporation for federal income tax purposes); (xiv) if such Transfer causes the Partnership (as opposed to the Parent) to become a reporting company under the Exchange Act; or (xiv) if such Transfer subjects the Partnership to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA, each as amended.

ARTICLE XII.

ADMISSION OF PARTNERS

Section 12.01    Admission of Successor General Partner. A successor to all of the General Partner’s General Partner Interest pursuant to Section 11.02 who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately prior to such Transfer. Any such successor shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission.

Section 12.02    Admission of Additional Limited Partners.

(a)    After the Effective Date, a Person (other than an existing Partner) who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance, in form and substance satisfactory to the General Partner, of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 2.04 hereof, (ii) a counterpart signature page to this Agreement executed by such Person, and (iii) such other documents or instruments as may be required, as determined by the General Partner, in order to effect such Person’s admission as an Additional Limited Partner and the satisfaction of all the conditions set forth in this Section 12.02.

(b)    Notwithstanding anything to the contrary in this Section 12.02, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner. The admission of any Person as an Additional Limited Partner shall become effective on the date reflected in the books and records of the Partnership, following the consent of the General Partner to such admission.

(c)    Subject to Section 6.04, if any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit allocable among the Holders for such Partnership Year shall be allocated pro rata among such Additional Limited Partner and all other Holders by taking into account their varying interests during the Partnership Year in accordance with Code Section 706(d), using a permissible method selected by the General Partner. All distributions of Available Cash with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Holders other than the Additional Limited Partner, and all distributions of Available Cash thereafter shall be made to all Holders including such Additional Limited Partner.

Section 12.03    Amendment of Certificate. In connection with the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the books and records of the Partnership and, to the extent the General Partner determines to be necessary or advisable, to file an amendment to the Certificate to reflect such admission and may for this purpose exercise the power of attorney granted pursuant to Section 2.04.

Section 12.04    Limit on Number of Partners. Unless otherwise permitted by the General Partner, no Person shall be admitted to the Partnership as an Additional Limited Partner if the effect of such admission would be to cause the Partnership to have a number of Partners that would cause the Partnership to become a reporting company under the Exchange Act.

Section 12.05    Admission. A Person shall be admitted to the Partnership as a Limited Partner of the Partnership only upon strict compliance, and not upon substantial compliance, with the requirements set forth in this Agreement for admission to the Partnership as an Additional Limited Partner. Concurrently with, and as evidence of, the admission of an Additional Limited Partner, the General Partner shall cause the Partnership or the Transfer Agent to amend its books and records to reflect the name, address and number of Partnership Units of such Additional Limited Partner.

ARTICLE XIII.

DISSOLUTION, LIQUIDATION AND TERMINATION

Section 13.01    Dissolution. The Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (each a “Liquidating Event”), and no other event shall cause the dissolution of the Partnership:

(a)    a final and nonappealable judgment is entered by a court of competent jurisdiction ruling that the General Partner is bankrupt or insolvent, or a final and nonappealable order for relief is entered by a court with appropriate jurisdiction against the General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless, prior to the entry of such order or judgment, a Majority in Interest of the Outside Limited Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such order or judgment, of a successor General Partner;

(b)    a determination by the General Partner to dissolve the Partnership;

(c)    entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;

(d)    the occurrence of a Terminating Capital Transaction; or

(e)    the Incapacity or withdrawal of the General Partner, unless a Majority in Interest of the Outside Limited Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such Incapacity or withdrawal, of a substitute General Partner.

Section 13.02    Winding Up.

(a)    Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and Partners. After the occurrence of a Liquidating Event, no Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership’s business and affairs. The General Partner or, in the event that there is no remaining General Partner or the General Partner has dissolved, become bankrupt within the meaning of the Act or ceased to operate, any Person elected by a Majority in Interest of the Outside Limited Partners (the General Partner or such other Person being referred to herein as the “Liquidator”) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership’s liabilities and property, and the Partnership’s property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order:

(i)    First, to the satisfaction of all of the Partnership’s Debts and liabilities to creditors other than the Holders (whether by payment or the making of reasonable provision for payment thereof);

(ii)    Second, to the satisfaction of all of the Partnership’s Debts and liabilities to the General Partner (whether by payment or the making of reasonable provision for payment thereof), including, but not limited to, amounts due as reimbursements under Section 7.04 hereof;

(iii)    Third, to the satisfaction of all of the Partnership’s Debts and liabilities to the Limited Partners and any Assignees (whether by payment or the making of reasonable provision for payment thereof);

(iv)    Fourth, to the holders of Series A Preferred Units, Series B Preferred Units and Series D Preferred Units in accordance with the terms of Exhibit SAP, Exhibit SBP and Exhibit SDP; and

(v)    The balance, if any, to the Holders in amounts equal to their respective Capital Account balances, after giving effect to all contributions, distributions and allocations for all periods.

The Liquidator shall not receive any additional compensation for any services performed pursuant to this Article XIII, but shall be entitled to reimbursement of expenses incurred to fulfill its obligations as the Liquidator.

(b)    Notwithstanding the provisions of Section 13.02(a) hereof that require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership’s assets would be impractical or would cause undue loss to the Partners, the Liquidator may defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) and/or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.02(a) hereof, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the judgment of the Liquidator, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

(c)    If any Limited Partner has a deficit balance in its Capital Account (after giving effect to all Capital Contributions, distributions and allocations for all Partnership Years, including the year during which such liquidation occurs) (a “Capital Account Deficit”), such Limited Partner shall not be required to make any Capital Contribution with respect to such Capital Account Deficit and such Capital Account Deficit shall not be considered a debt owed to the Partnership or any other Person for any purpose whatsoever.

(d)    (i) if the General Partner has a Capital Account Deficit upon a liquidation of the Partnership, the General Partner shall contribute to the capital of the Partnership at such time the amount necessary to restore such Capital Account Deficit balance to zero; (ii) if a DRO Partner has a Capital Account Deficit, such DRO Partner shall be obligated to make a contribution to the Partnership with respect to such DRO Partner’s Capital Account Deficit balance upon a liquidation of the Partnership or a “liquidation” of such Partner’s Partnership Interest within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) (which term shall include a redemption by the Partnership of such DRO Partner’s Partnership Interest upon exercise of the Redemption right) in an amount equal to the lesser of (x) such DRO Partner’s Capital Account Deficit balance or (y) such DRO Partner’s DRO Amount; and (iii) the second sentence of Section 13.02(c) shall not apply with respect to any other Partner to the extent, but only to the extent, that such Partner previously has agreed in writing, with the consent of the General Partner, to undertake an express obligation to restore all or any portion of a deficit that may exist in its Capital Account upon a liquidation of the Partnership. Solely for purposes of determining a DRO Partner’s Capital Account balance upon a liquidation of such Partner’s Partnership Interest, the General Partner shall redetermine the Gross Asset Value of the Partnership’s assets on such date based upon the principles set forth in the definition of “Gross Asset Value,” and shall take into account the DRO Partner’s allocable share of any unrealized gain or unrealized loss resulting from such adjustment in determining the DRO Partner’s Capital Account balance. No Partner shall have any right to become a DRO Partner, to increase its DRO Amount, or otherwise agree to restore any portion of any Capital Account Deficit without the express written consent of the General Partner. The General Partner shall not have the right to eliminate or decrease any Partner’s DRO Amount without the written consent of such Partner unless otherwise agreed to by such parties. Any contribution required of a Partner under this Section 13.02(d) shall be made on or before the later of (i) the end of the Partnership Year in which the interest is liquidated or (ii) the ninetieth (90th) day following the date of such liquidation. The proceeds of any contribution to the Partnership made by a DRO Partner with respect to such DRO Partner’s Capital Account Deficit balance shall be treated as a Capital Contribution by such DRO Partner and the proceeds thereof shall be treated as assets of the Partnership to be applied as set forth in Section 13.02(a).

(e)    In furtherance of Section 13.02(d)(ii), a DRO Partner shall cease to be a DRO Partner six months after the disposition of all of such DRO Partner’s remaining Partnership Units (including upon an exercise of a Redemption right) unless at the time of, or during the six-month period following, such disposition, there has been any of the following:

(i)    an entry of a decree or order for relief in respect of the Partnership by a court having jurisdiction over a substantial part of the Partnership’s assets, or the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Partnership or of any substantial part of its property, or ordering the winding up or liquidation of the Partnership’s affairs, in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law; or

(ii)    the commencement against the Partnership of an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law; or

(iii)    the commencement by the Partnership of a voluntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the consent by it to the entry of an order for relief in an involuntary case under any such law or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Partnership or of any substantial part of its property, or the making by it of a general assignment for the benefit of creditors, or the failure of the Partnership generally to pay its debts as such debts become due or the taking of any action in furtherance of any of the foregoing; or

(iv)    the Partnership becoming insolvent.

Following the passage of the six-month period described in this Section 13.02(e), a DRO Partner shall cease to be a DRO Partner at the first time, if any, that all of the conditions set forth in (i) through (iv) above are not in existence.

(f)    In the discretion of the General Partner or the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Holders pursuant to this Article XIII may be:

(i)    distributed to a trust established for the benefit of the Holders for the purpose of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership and/or Partnership activities. The assets of any such trust shall be distributed to the Holders, from time to time, in the reasonable discretion of the Liquidator, in the same proportions and amounts as would otherwise have been distributed to the Holders pursuant to Section 13.02(a); or

(ii)    withheld or escrowed to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided, that such withheld or escrowed amounts shall be distributed to the Holders in the manner and order of priority set forth in Section 13.02(a) hereof as soon as practicable.

Section 13.03    Deemed Distribution and Recontribution. Notwithstanding any other provision of this Article XIII, in the event that the Partnership is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), but no Liquidating Event has occurred, the Partnership’s Property shall not be liquidated, the Partnership’s liabilities shall not be paid or discharged and the Partnership’s affairs shall not be wound up. Instead, for federal income tax purposes, the Partnership shall be deemed to have contributed all of its assets and liabilities to a new partnership in exchange for an interest in the new partnership; and, immediately thereafter, distributed interests in the new partnership to the Partners in accordance with their respective Capital Accounts in liquidation of the Partnership, and the new partnership is deemed to continue the business of the Partnership. Nothing in this Section 13.03 shall be deemed to convert any Assignee to a Substituted Limited Partner without compliance with the provisions of Section 11.04 hereof.

Section 13.04    Notice of Dissolution. In the event that a Liquidating Event occurs or an event occurs that would, but for an election or objection by one or more Partners pursuant to Section 13.01 hereof, result in a dissolution of the Partnership, the General Partner shall, within 30 days thereafter, provide written notice thereof to each of the Partners and, in the General Partner’s discretion or as required by the Act, to all other parties with whom the Partnership regularly conducts business, as the General Partner may determine, or, if required by the Act, shall, publish notice thereof in a newspaper of general circulation in each place in which the Partnership regularly conducts business (as determined by the General Partner).

Section 13.05    Cancellation of Certificate of Limited Partnership. Upon the completion of the liquidation of the Partnership’s cash and property as provided in Section 13.02 hereof, the Partnership shall be terminated, a certificate of cancellation shall be filed with the State of Delaware, all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be cancelled, and such other actions as may be necessary to terminate the Partnership shall be taken.

Section 13.06    Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.02 hereof, in order to minimize any losses otherwise attendant upon such winding up, and the provisions of this Agreement shall remain in effect during the period of liquidation and until the Partnership’s termination.

ARTICLE XIV.

PROCEDURES FOR ACTIONS AND CONSENTS OF PARTNERS; MEETINGS; AMENDMENTS

Section 14.01    Procedures for Actions and Consents of Partners. Except as otherwise provided in Section 15.15(c), the actions requiring Consent of Limited Partners pursuant to this Agreement, or otherwise pursuant to applicable law, rule or regulation, are subject to the procedures set forth in this Article XIV.

Section 14.02    Meetings of the Limited Partners.

(a)    Meetings of the Limited Partners may be called by the General Partner and shall be called upon the receipt by the General Partner of a written request by a Majority in Interest of the Outside Limited Partners. Notice of any such meeting shall be given to all Limited Partners not less than seven days nor more than 90 days prior to the date of such meeting and shall state the nature of the business to be transacted. Limited Partners may vote in person or by proxy at such meeting. Whenever the vote or Consent of Limited Partners is required under this Agreement, such vote or Consent may be given at a meeting of the Limited Partners or may be given in accordance with the procedure prescribed in Section 14.02(b) hereof.

(b)    Any action required or permitted to be taken at a meeting of the Limited Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by Limited Partners holding a majority of the Percentage Interests held by Limited Partners (or such other percentage as is expressly required by this Agreement for the action in question). Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of Limited Partners holding a majority of the Percentage Interests held by Limited Partners (or such other percentage as is expressly required by this Agreement). Such consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

(c)    Each Limited Partner may authorize any Person or Persons to act for it by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or its attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy (or there is receipt of a proxy authorizing a later date). Every proxy shall be revocable at the pleasure of the Limited Partner executing it, such revocation to be effective upon the General Partner’s receipt of written notice of such revocation from the Limited Partner executing such proxy. The use of proxies will be governed in the same manner as in the case of corporations organized under the Delaware General Corporation Law (including Section 212 thereof).

(d)    Each meeting of the Limited Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate. Without limitation, meetings of the Limited Partners may be conducted in the same manner as meetings of the Parent’s stockholders and may be held at the same time as, and as part of, the meetings of the Parent’s stockholders.

(e)    On matters on which Limited Partners are entitled to vote, each Limited Partner holding OP Units shall have a vote equal to the number of OP Units held.

(f)    Except as otherwise expressly provided in this Agreement, the Consent of Limited Partners holding a majority of the Percentage Interests held by Limited Partners shall control all actions and decisions of the Limited Partners.

ARTICLE XV.

GENERAL PROVISIONS

Section 15.01    Addresses and Notice. Any notice, demand, request or report required or permitted to be given or made to a Holder under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written or electronic communication (including by telecopy, facsimile, electronic mail or commercial courier service) to the Holder at the address set forth in the books and records of the Partnership or the Transfer Agent or such other address of which the Holder shall notify the General Partner in accordance with this Section 15.01.

Section 15.02    Titles and Captions. All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to “Articles” or “Sections” are to Articles and Sections of this Agreement.

Section 15.03    Pronouns and Plurals. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

Section 15.04    Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 15.05    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 15.06    Waiver.

(a)    No failure by any party to insist upon the strict performance of any covenant, obligation, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, obligation, agreement or condition.

(b)    The restrictions, conditions and other limitations on the rights and benefits of the Limited Partners contained in this Agreement, and the obligations, covenants and other requirements of performance or notice by the Limited Partners, are for the benefit of the Partnership and, except for an obligation to pay money to the Partnership, may be waived or relinquished by the General Partner on behalf of the Partnership in one or more instances from time to time and at any time.

Section 15.07    Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

Section 15.08    Applicable Law.

(a)    This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law. In the event of a conflict between any provision of this Agreement and any non-mandatory provision of the Act (i.e., a provision of the Act that may be varied by contract), the provisions of this Agreement shall control and take precedence.

(b)    Each Holder (i) submits to the non-exclusive jurisdiction of any state or federal court sitting in the State of Virginia (collectively, the “Virginia Courts”), with respect to any dispute arising out of this Agreement or any transaction contemplated hereby to the extent such courts would have subject matter jurisdiction with respect to such dispute, (ii) irrevocably waives, and agrees not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of any of the Virginia Courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, or that the venue of the action is improper, (iii) agrees that notice or the service of process in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be properly served or delivered if delivered to such Holder at such Holder’s last known address as set forth in the Partnership’s books and records, and (iv) irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

Section 15.09    Entire Agreement. This Agreement contains all of the understandings and agreements between and among the Partners with respect to the subject matter of this Agreement and the rights, interests and obligations of the Partners with respect to the Partnership. Notwithstanding the immediately preceding sentence, the Partners acknowledge and agree that the General Partner may cause the Partnership to enter into side letters or similar written agreements with a Limited Partner (other than an Affiliate of the General Partner), executed contemporaneously with the admission of such Limited Partner to the Partnership, varying the terms hereof with respect to such Limited Partner, as negotiated with such Limited Partner and which the General Partner deems necessary, desirable or appropriate. The parties hereto agree that any terms, conditions or provisions contained in such side letters or similar written agreements with a Limited Partner shall govern with respect to such Limited Partner notwithstanding the provisions of this Agreement.

Section 15.10    Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 15.11    Limitation to Preserve REIT Qualification. Notwithstanding anything else in this Agreement, to the extent that the amount paid, credited, distributed or reimbursed by the Partnership to the Parent or the General Partner or their trustees, officers, directors, managers, members, employees or agents, whether as a reimbursement, fee, expense or indemnity (a “REIT Payment”), would constitute gross income to the Parent for purposes of Code Section 856(c)(2) or Code Section 856(c)(3), then, notwithstanding any other provision of this Agreement, the amount of such REIT Payments, as selected by the General Partner from among items of potential distribution, reimbursement, fees, expenses and indemnities, shall be reduced for any Partnership Year so that the REIT Payments, as so reduced, for or with respect to the Parent or the General Partner, shall not exceed the lesser of:

(a)    an amount equal to the excess, if any, of (a) 4.9% of the Parent’s total gross income (but excluding the amount of any REIT Payments) for the Partnership Year that is described in subsections (A) through (I) of Code Section 856(c)(2) over (b) the amount of gross income (within the meaning of Code Section 856(c)(2)) derived by the Parent from sources other than those described in subsections (A) through (I) of Code Section 856(c)(2) (but not including the amount of any REIT Payments); or

(b)    an amount equal to the excess, if any, of (a) 24% of the Parent’s total gross income (but excluding the amount of any REIT Payments) for the Partnership Year that is described in subsections (A) through (I) of Code Section 856(c)(3) over (b) the amount of gross income (within the meaning of Code Section 856(c)(3)) derived by the Parent from sources other than those described in subsections (A) through (I) of Code Section 856(c)(3) (but not including the amount of any REIT Payments); provided, however, that REIT Payments in excess of the amounts set forth in clauses (i) and (ii) above may be made if the General Partner, as a condition precedent, obtains an opinion of tax counsel that the receipt of such excess amounts shall not adversely affect the Parent’s ability to qualify as a REIT. To the extent that REIT Payments may not be made in a Partnership Year as a consequence of the limitations set forth in this Section 15.11, such REIT Payments shall carry over and shall be treated as arising in the following Partnership Year. The purpose of the limitations contained in this Section 15.11 is to prevent the Parent from not qualifying as a REIT by reason of the Parent’s share of items, including distributions, payments, reimbursements, fees, expenses or indemnities, receivable directly or indirectly from the Partnership, and this Section 15.11 shall be interpreted and applied to effectuate such purpose.

Section 15.12    No Partition. No Partner shall have the right while this Agreement remains in effect to have any Property partitioned, or to file a complaint or institute any proceeding at law or in equity to have such Property partitioned, and each Partner, on behalf of itself and its successors and assigns hereby waives any such right. It is the intention of the Partners that the rights of the parties hereto and their successors-in-interest to Property, as among themselves, shall be governed by the terms of this Agreement, and that the rights of the Partners and their successors-in-interest shall be subject to the limitations and restrictions as set forth in this Agreement.

Section 15.13    No Third-Party Rights Created Hereby. Except as otherwise provided in Section 7.11, the provisions of this Agreement are solely for the purpose of defining the interests of the Partners, inter se; and no other Person that is not a signatory hereto (or a permitted successor to such signatory hereto) shall have any right, power, title or interest by way of subrogation or otherwise, in and to the rights, powers, title and provisions of this Agreement. No creditor or other third party having dealings with the Partnership (other than as expressly set forth herein with respect to Indemnitees) shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans to the Partnership or to pursue any other right or remedy hereunder or at law or in equity; provided that, notwithstanding any provision to the contrary, Parent is an express third-party beneficiary of this Agreement and, as such, shall be entitled to enforce all of the rights granted to Parent pursuant to this Agreement. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may any such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or any of the Partners.

Section 15.14    No Rights as Members of the General Partner Nor as Stockholders of the Parent. Nothing contained in this Agreement shall be construed as conferring upon the Limited Partners or any Assignees any rights whatsoever as members of the General Partner or as stockholders of the Parent, including without limitation any right to receive dividends or other distributions made to members of the General Partner or stockholders of the Parent or to vote or to consent or receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Parent or any other matter.

Section 15.15    Amendments to Agreement.

(a)    The General Partner shall not amend this Agreement without the written consent of a Majority in Interest of the Outside Limited Partners; provided that, the General Partner may amend this Agreement, without the prior consent of any Limited Partners, to the extent that the General Partner determines is necessary or appropriate, in its discretion, to facilitate or implement any of the following:

(i)    to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

(ii)    to reflect the admission, substitution or withdrawal of Partners or the termination of the Partnership in accordance with this Agreement, and to cause the Partnership or the Transfer Agent to amend its books and records in connection with such admission, substitution or withdrawal;

(iii)    to cure or clarify any provision of this Agreement that the General Partner determines to be ambiguous in a manner that the General Partner determines to be consistent with applicable law and the other provisions of this Agreement;

(iv)    to reflect a change that is of an inconsequential nature or does not adversely affect the Limited Partners as such in any material respect, or to correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with applicable law or with the provisions of this Agreement, in any case, as determined by the General Partner;

(v)    to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law;

(vi)    to set forth or amend the designations, preferences, conversion or other rights, voting powers, restrictions, rights to allocations and distributions, qualifications or terms or conditions of redemption of the holders of any additional Partnership Units issued or established pursuant to this Agreement, including as set forth in Sections 4.03(b), 5.06, 6.02(b), 6.03(c), 6.04(c);

(vii)    (a) to reflect such changes as are reasonably necessary for the Parent to qualify as a REIT or to satisfy the REIT Requirements; or (b) to reflect the Transfer of all or any part of a Partnership Interest among the General Partner, the Parent and any Qualified REIT Subsidiary or any entity that is disregarded as an entity separate from the Parent for federal income tax purposes;

(viii)    to modify either or both the manner in which items of Net Income or Net Loss are allocated pursuant to Article VI or the manner in which Capital Accounts are adjusted, computed or maintained (but only to the extent set forth in the definition of “Capital Account” or contemplated by the Code or the Regulations);

(ix)    to issue additional Partnership Interests in accordance with Section 4.03;

(x)    to reflect any other modification to this Agreement as is reasonably necessary for the business or operations of the Partnership or the General Partner and which does not violate Section 15.15(b);

(xi)     as may be required to reflect the admission, substitution, termination or withdrawal of Partners or an increase or decrease in a Partner’s DRO Amount in accordance with this Agreement (which may be affected through the replacement of then-current Exhibit B with an amended Exhibit B); and

(xii)    for the purposes contemplated by Section 11.03(f).

The General Partner will provide notice to the Limited Partners subsequent to any action under this Section 15.15(a) taken by the General Partner.

(b)    Notwithstanding Section 15.15(a), this Agreement shall not be amended, by the General Partner, without the consent of each Partner adversely affected thereby, if such amendment or action would (i) convert a Limited Partner Interest in the Partnership into a General Partner Interest (except as a result of the General Partner acquiring such Partnership Interest), (ii) modify the limited liability of a Limited Partner, (iii) amend or modify the Redemption rights, Cash Amount or Common REIT Shares Amount as set forth in Section 8.06 hereof, or amend or modify any related definitions, or (iv) amend Section 11.02 or this Section 15.15(b).

(c)    Any amendments to this Agreement that require Consent of a Majority in Interest of the Outside Limited Partners may be proposed only by the General Partner. Following such proposal, the General Partner shall submit any proposed amendment to the Limited Partners. The General Partner shall seek the written consent of the Limited Partners on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that the General Partner may deem appropriate. For purposes of obtaining a written consent, the General Partner may require a response within a reasonable specified time, but not less than 10 days, and failure to respond in such time period shall constitute a consent that is consistent with the General Partner’s recommendation with respect to the proposal; provided, however, that an action shall become effective at such time as requisite consents are received even if prior to such specified time.

[signature page follows]

IN WITNESS WHEREOF, this Second Amended and Restated Agreement of Limited Partnership has been executed as of the date first written above.

GENERAL PARTNER:

GCLP Business Trust II

By:	/s/ David J. Gladstone
Name: David J. Gladstone
Title: Trustee

By:	/s/ Robert Cutlip
Name: Robert Cutlip
Title: Trustee

By:	/s/ Mike Sodo
Name: Mike Sodo
Title: Trustee

SOLE LIMITED PARTNER:

GCLP Business Trust I

By:	/s/ David J. Gladstone
Name: David J. Gladstone
Title: Trustee

By:	/s/ Robert Cutlip
Name: Robert Cutlip
Title: Trustee

By:	/s/ Mike Sodo
Name: Mike Sodo
Title: Trustee

PARENT:

Gladstone Commercial Corporation

By:	/s/ David J. Gladstone
Name: David J. Gladstone
Title: Chief Executive Officer

Exhibit A

NOTICE OF REDEMPTION OF OP UNITS

The undersigned Limited Partner hereby irrevocably (i) tenders for redemption the number of OP Units in Gladstone Commercial Limited Partnership (the “Partnership”) set forth below into OP Units in accordance with the terms of the Second Amended and Restated Agreement of Limited Partnership of the Partnership, as amended; and (ii) directs that any Common REIT Shares and any cash that may be deliverable upon such redemption be delivered to the address specified below. The undersigned hereby represents, warrants, and certifies that the undersigned (a) has title to such OP Units, free and clear of the rights or interests of any other person or entity other than the Partnership; (b) has the full right, power, and authority to cause the redemption of such OP Units as provided herein; and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consent or approve such redemption.

Name of Limited Partner:
(Print Exact Name as Registered with Partnership)

Number of OP Units to be Redeemed:

Date of this Notice:

(Signature of Limited Partner: Sign Exact Name as Registered with Partnership)

(Street Address)

(City) (State) (Zip Code)

Signature Guaranteed by:

Issue Check Payable to (if applicable):

Issue Common REIT Shares to (if applicable):

Social Security or Identifying Number of:

A-1

Exhibit B

DRO PARTNERS AND DRO AMOUNTS

None

B-1

Exhibit C

NOTICE OF ELECTION BY PARTNER TO CONVERT

PROFITS INTEREST LTIP UNITS INTO OP UNITS

The undersigned LTIP Unitholder hereby irrevocably (i) elects to convert the number of LTIP Units in Gladstone Commercial Limited Partnership (the “Partnership”) set forth below into OP Units in accordance with the terms of the Second Amended and Restated Agreement of Limited Partnership of the Partnership, as amended; and (ii) directs that any cash in lieu of OP Units that may be deliverable upon such conversion to be deliverable upon such conversion be delivered to the address specified below. The undersigned hereby represents, warrants, and certifies that the undersigned (a) has title to such LTIP Units, free and clear of the rights or interests of any other person or entity other than the Partnership; (b) has the full right, power, and authority to cause the conversion of such LTIP Units as provided herein; and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consent or approve such conversion.

Name of LTIP Unitholder:
(Print Exact Name as Registered with Partnership)

Number of LTIP Units to be Converted:

Date of this Notice:

(Signature of Limited Partner: Sign Exact Name as Registered with Partnership)

(Street Address)

(City) (State) (Zip Code)

Signature Guaranteed by:

Issue Check Payable to (if applicable):

Issue OP Units to (if applicable):

Social Security or Identifying Number of:

C-1

Exhibit D

NOTICE OF ELECTION BY PARTNERSHIP TO FORCE CONVERSION

OF LTIP UNITS INTO OP UNITS

Gladstone Commercial Limited Partnership (the “Partnership”) hereby irrevocably (i) elects to cause the number of LTIP Units held by the LTIP Unitholder set forth below to be converted into Partnership Units in accordance with the terms of the Second Amended and Restated Agreement of Limited Partnership of the Partnership, as amended.

Name of LTIP Unitholder:
(Print Exact Name as Registered with Partnership)

Number of LTIP Units to be Converted:

Date of this Notice:

D-1

Exhibit E-1

CERTIFICATION OF NON-FOREIGN STATUS

(FOR LIMITED PARTNERS THAT ARE ENTITIES)

Under Section 1445(e) of the Internal Revenue Code of 1986, as amended (the “Code”), in the event of a disposition by a non-U.S. person of a partnership interest in a partnership in which (i) 50% or more of the value of the gross assets consists of United States real property interests (“USRPIs”), as defined in Section 897(c) of the Code, and (ii) 90% or more of the value of the gross assets consists of USRPIs, cash, and cash equivalents, the transferee will be required to withhold 10% of the amount realized by the non-U.S. person upon the disposition. To inform Gladstone Commercial Corporation (“Parent”), GCLP Business Trust II (the “General Partner”), and Gladstone Commercial Limited Partnership (the “Partnership”), that no withholding is required with respect to the redemption or conversion by                                                                   (“Partner”) of its Partnership Units in the Partnership, the undersigned hereby certifies the following on behalf of Partner:

1.	Partner is not a foreign corporation, foreign partnership, foreign trust, or foreign estate, as those terms are defined in the Code and the Treasury regulations thereunder.

2.	Partner is not a disregarded entity as defined in Treasury Regulation Section 1.1445-2(b)(2)(iii).

3.	The U.S. employer identification number of Partner is .

4.	The principal business address of Partner is: , , and Partner’s place of incorporation is: .

5.	Partner agrees to inform Parent and General Partner if it becomes a foreign person at any time during the three-year period immediately following the date of this notice.

6.	Partner understands that this certification may be disclosed to the Internal Revenue Service by Parent or General Partner and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, I declare that I have examined this certification and, to the best of my knowledge and belief, it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of Partner.

PARTNER:

By:

Name:

Title:

Date:

E-1

Exhibit E-2

CERTIFICATION OF NON-FOREIGN STATUS

(FOR LIMITED PARTNERS THAT ARE INDIVIDUALS)

Under Section 1445(e) of the Internal Revenue Code of 1986, as amended (the “Code”), in the event of a disposition by a non-U.S. person of a partnership interest in a partnership in which (i) 50% or more of the value of the gross assets consists of United States real property interests (“USRPIs”), as defined in Section 897(c) of the Code, and (ii) 90% or more of the value of the gross assets consists of USRPIs, cash, and cash equivalents, the transferee will be required to withhold 10% of the amount realized by the non-U.S. person upon the disposition. To inform Gladstone Commercial Corporation (“Parent”), GCLP Business Trust II (the “General Partner”), and Gladstone Commercial Limited Partnership (the “Partnership”) that no withholding is required with respect to my redemption or conversion of my Partnership Units in the Partnership, I,                                     , hereby certify the following:

1.	I am not a nonresident alien for purposes of U.S. income taxation.

2.	My U.S. taxpayer identification number (social security number) is .

3.	My home address is: .

4.	I agree to inform Parent and General Partner promptly if I become a nonresident alien at any time during the three-year period immediately following the date of this notice.

5.	I understand that this certification may be disclosed to the Internal Revenue Service by Parent or General Partner and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, I declare that I have examined this certification and, to the best of my knowledge and belief, it is true, correct, and complete.

Name:

Date:

E-2

EXHIBIT SAP

PARTNERSHIP UNIT DESIGNATION

DESIGNATION OF

7.75% SERIES A CUMULATIVE REDEEMABLE PREFERRED UNITS

Reference is made to the Second Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”) of Gladstone Commercial Limited Partnership, a Delaware limited partnership (the “Partnership”), of which this Partnership Unit Designation shall become a part.

Capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Partnership Agreement.

The General Partner has set forth in this Partnership Unit Designation the following description of the preferences and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of a class and series of Partnership Interests to be represented by Partnership Units which are designated as the “7.75% Series A Cumulative Redeemable Preferred Units”:

(i)    Designation and Number. A series of Preferred Units, designated the “7.75% Series A Cumulative Redeemable Preferred Units” (the “Series A Preferred Units”), is hereby established.

(ii)    Maturity. The Series A Preferred Units have no stated maturity and will not be subject to any sinking fund or mandatory redemption.

(iii)    Rank. The Series A Preferred Units, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Partnership, will rank (i) senior to OP Units, LTIP Units, Senior Common Units and to all other Partnership Interests ranking junior to the Series A Preferred Units with respect to distribution rights or rights upon liquidation, dissolution or winding up of the Partnership; (ii) on a parity with the Preferred Parity Units; and (iii) junior to all existing and future indebtedness of the Partnership.

(iv)    Distributions.

(a)    Holders of the Series A Preferred Units are entitled to receive, when and as declared by the General Partner out of funds legally available for the payment of distributions, preferential cumulative cash distributions at the rate of 7.75% per annum of the Liquidation Preference (as defined below) per Series A Preferred Unit (equivalent to a fixed annual amount of $1.875 per Series A Preferred Unit). Distributions on the Series A Preferred Units shall be cumulative from (but excluding) the date of original issue and shall be payable monthly in arrears on the last day of the month, or, if not a business day, on the next succeeding business day (each, a “Distribution Payment Date”). Any distribution payable on the Series A Preferred Units for any partial distribution period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions will be payable to holders of record as they appear in the ownership

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records of the Partnership at the close of business on the applicable record date, which shall be the date designated by the General Partner of the Partnership that is not more than 30 nor less than 10 days prior to such Distribution Payment Date (each, a “Distribution Record Date”).

(b)    No distributions on Series A Preferred Units shall be declared by the General Partner or paid or set apart for payment by the Partnership at any time that the terms and provisions of any agreement of the Partnership, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment of such distributions would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

(c)    Notwithstanding the foregoing, distributions on the Series A Preferred Units will accumulate whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are declared. Accumulated but unpaid distributions on the Series A Preferred Units will not bear interest and holders of the Series A Preferred Units will not be entitled to any distributions in excess of full cumulative distributions described above. Except as set forth in the next sentence, no distributions will be declared or paid or set apart for payment on any Partnership Interests or any other series of Preferred Parity Units or any series or class of equity securities ranking junior to the Series A Preferred Units (other than a distribution of OP Units or any other class of Partnership Interests ranking junior to the Series A Preferred Units as to distributions and upon liquidation) for any period unless full cumulative distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Series A Preferred Units for all past distribution periods and the then current distribution period. When distributions are not declared and paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Units and any other series of Preferred Parity Units, all distributions declared upon the Series A Preferred Units and any other series of Preferred Parity Units shall be allocated pro rata so that the amount of distributions declared per Series A Preferred Unit and such other series of Preferred Parity Units shall in all cases bear to each other the same ratio that accrued and unpaid distributions per Series A Preferred Unit and such other series of Preferred Parity Units (which shall not include any accrual in respect of unpaid distributions for prior distribution periods if such Preferred Parity Units do not have a cumulative distribution) bear to each other.

(d)    Except as provided in the immediately preceding paragraph, unless full cumulative distributions on the Series A Preferred Units have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past distribution periods and the then current distribution period, no distributions (other than in OP Units or other Partnership Interests ranking junior to the Series A Preferred Units as to distributions and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the OP Units or any other Partnership Interests in the Partnership ranking junior to or on a parity with the Series A Preferred Units as to distributions or upon liquidation, nor shall any OP Units or any other Partnership Interests in the Partnership ranking junior to or on a parity with the Series A Preferred Units as to distributions or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys

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be paid to or made available for a sinking fund for the redemption thereof) by the Partnership. Holders of Series A Preferred Units shall not be entitled to any distribution, whether payable in cash, property or securities, in excess of full cumulative distributions on the Series A Preferred Units as provided above. Any distribution payment made on Series A Preferred Units shall first be credited against the earliest accrued but unpaid distribution due with respect to such Series A Preferred Units which remains payable.

(v)    Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Partnership, the holders of Series A Preferred Units are entitled to be paid out of the assets of the Partnership legally available for distribution to its partners a liquidation preference of $25 per Series A Preferred Unit (the “Liquidation Preference”), plus an amount equal to any accumulated and unpaid distributions to and including the date of payment, but without interest, before any distribution of assets is made to holders of OP Units or any other class or series of Partnership Interests in the Partnership that ranks junior to the Series A Preferred Units as to liquidation rights. The Partnership will promptly provide to the holders of Series A Preferred Units written notice of any event triggering the right to receive such Liquidation Preference. After payment of the full amount of the Liquidation Preference, plus any accumulated and unpaid distributions to which they are entitled, the holders of Series A Preferred Units will have no right or claim to any of the remaining assets of the Partnership. The consolidation or merger of the Partnership with or into any other partnership, corporation, trust or entity or of any other partnership or corporation with or into the Partnership, or the sale, lease or conveyance of all or substantially all of the property or business of the Partnership, shall not be deemed to constitute a liquidation, dissolution or winding up of the Partnership.

(vi)    Redemption. In the event that shares of 7.75% Series A Cumulative Redeemable Preferred Stock of Parent, par value $0.001 (“Series A Preferred REIT Shares”), are redeemed for cash in accordance with the Charter of Parent, then, concurrently therewith, an equivalent number of Series A Preferred Units held by Parent or a Subsidiary of Parent, if applicable, shall be automatically redeemed for the same amount of cash paid with respect to the redeemed Series A Preferred REIT Shares. Any such redemption of Series A Preferred Units will be effective at the same time as the redemption of the corresponding Series A Preferred REIT Shares.

(vii)    Voting Rights. Holders of the Series A Preferred Units will not have any voting rights.

(viii)    Conversion. The Series A Preferred Units are not redeemable for, convertible into or exchangeable for any other property or securities of the Partnership.

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EXHIBIT SBP

PARTNERSHIP UNIT DESIGNATION

DESIGNATION OF

7.50% SERIES B CUMULATIVE REDEEMABLE PREFERRED UNITS

Reference is made to the Second Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”) of Gladstone Commercial Limited Partnership, a Delaware limited partnership (the “Partnership”), of which this Partnership Unit Designation shall become a part.

Capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Partnership Agreement.

The General Partner has set forth in this Partnership Unit Designation the following description of the preferences and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of a class and series of Partnership Interests to be represented by Partnership Units which are designated as the “7.50% Series B Cumulative Redeemable Preferred Units”:

(i)    Designation and Number. A series of Preferred Units, designated the “7.50% Series B Cumulative Redeemable Preferred Units” (the “Series B Preferred Units”), is hereby established.

(ii)    Maturity. The Series B Preferred Units have no stated maturity and will not be subject to any sinking fund or mandatory redemption.

(iii)    Rank. The Series B Preferred Units, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Partnership, will rank (i) senior to OP Units, LTIP Units, Senior Common Units and to all other Partnership Interests ranking junior to the Series B Preferred Units with respect to distribution rights or rights upon liquidation, dissolution or winding up of the Partnership; (ii) on a parity with the Preferred Parity Units; and (iii) junior to all existing and future indebtedness of the Partnership.

(iv)    Distributions.

(a)    Holders of the Series B Preferred Units are entitled to receive, when and as declared by the General Partner out of funds legally available for the payment of distributions, preferential cumulative cash distributions at the rate of 7.50% per annum of the Liquidation Preference (as defined below) per Series B Preferred Unit (equivalent to a fixed annual amount of $1.875 per Series B Preferred Unit). Distributions on the Series B Preferred Units shall be cumulative from (but excluding) the date of original issue and shall be payable monthly in arrears on the last day of the month, or, if not a business day, on the next succeeding business day (each, a “Distribution Payment Date”). Any distribution payable on the Series B Preferred Units for any partial distribution period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions will be payable to holders of record as they appear in the ownership

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records of the Partnership at the close of business on the applicable record date, which shall be the date designated by the General Partner of the Partnership that is not more than 20 nor less than 7 days prior to such Distribution Payment Date (each, a “Distribution Record Date”).

(b)    No distributions on Series B Preferred Units shall be declared by the General Partner or paid or set apart for payment by the Partnership at any time that the terms and provisions of any agreement of the Partnership, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment of such distributions would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

(c)    Notwithstanding the foregoing, distributions on the Series B Preferred Units will accumulate whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are declared. Accumulated but unpaid distributions on the Series B Preferred Units will not bear interest and holders of the Series B Preferred Units will not be entitled to any distributions in excess of full cumulative distributions described above. Except as set forth in the next sentence, no distributions will be declared or paid or set apart for payment on any Partnership Interests or any other series of Preferred Parity Units or any series or class of equity securities ranking junior to the Series B Preferred Units (other than a distribution of OP Units or any other class of Partnership Interests ranking junior to the Series B Preferred Units as to distributions and upon liquidation) for any period unless full cumulative distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Series B Preferred Units for all past distribution periods and the then current distribution period. When distributions are not declared and paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series B Preferred Units and any other series of Preferred Parity Units, all distributions declared upon the Series B Preferred Units and any other series of Preferred Parity Units shall be allocated pro rata so that the amount of distributions declared per Series B Preferred Unit and such other series of Preferred Parity Units shall in all cases bear to each other the same ratio that accrued and unpaid distributions per Series B Preferred Unit and such other series of Preferred Parity Units (which shall not include any accrual in respect of unpaid distributions for prior distribution periods if such Preferred Parity Units do not have a cumulative distribution) bear to each other.

(d)    Except as provided in the immediately preceding paragraph, unless full cumulative distributions on the Series B Preferred Units have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past distribution periods and the then current distribution period, no distributions (other than in OP Units or other Partnership Interests ranking junior to the Series B Preferred Units as to distributions and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the OP Units or any other Partnership Interests in the Partnership ranking junior to or on a parity with the Series B Preferred Units as to distributions or upon liquidation, nor shall any OP Units or any other Partnership Interests in the Partnership ranking junior to or on a parity with the Series B Preferred Units as to distributions or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys

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be paid to or made available for a sinking fund for the redemption thereof) by the Partnership. Holders of Series B Preferred Units shall not be entitled to any distribution, whether payable in cash, property or securities, in excess of full cumulative distributions on the Series B Preferred Units as provided above. Any distribution payment made on Series B Preferred Units shall first be credited against the earliest accrued but unpaid distribution due with respect to such Series B Preferred Units which remains payable.

(v)    Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Partnership, the holders of Series B Preferred Units are entitled to be paid out of the assets of the Partnership legally available for distribution to its partners a liquidation preference of $25 per Series B Preferred Unit (the “Liquidation Preference”), plus an amount equal to any accumulated and unpaid distributions to and including the date of payment, but without interest, before any distribution of assets is made to holders of OP Units or any other class or series of Partnership Interests in the Partnership that ranks junior to the Series B Preferred Units as to liquidation rights. The Partnership will promptly provide to the holders of Series B Preferred Units written notice of any event triggering the right to receive such Liquidation Preference. After payment of the full amount of the Liquidation Preference, plus any accumulated and unpaid distributions to which they are entitled, the holders of Series B Preferred Units will have no right or claim to any of the remaining assets of the Partnership. The consolidation or merger of the Partnership with or into any other partnership, corporation, trust or entity or of any other partnership or corporation with or into the Partnership, or the sale, lease or conveyance of all or substantially all of the property or business of the Partnership, shall not be deemed to constitute a liquidation, dissolution or winding up of the Partnership.

(vi)    Redemption. In the event that shares of 7.50% Series B Cumulative Redeemable Preferred Stock of Parent, par value $0.001 (“Series B Preferred REIT Shares”), are redeemed for cash in accordance with the Charter of Parent, then, concurrently therewith, an equivalent number of Series B Preferred Units held by Parent or a Subsidiary of Parent, if applicable, shall be automatically redeemed for the same amount of cash paid with respect to the redeemed Series B Preferred REIT Shares. Any such redemption of Series B Preferred Units will be effective at the same time as the redemption of the corresponding Series B Preferred REIT Shares.

(vii)    Voting Rights. Holders of the Series B Preferred Units will not have any voting rights.

(viii)    Conversion. The Series B Preferred Units are not redeemable for, convertible into or exchangeable for any other property or securities of the Partnership.

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EXHIBIT SC

PARTNERSHIP UNIT DESIGNATION

DESIGNATION OF

SENIOR COMMON UNITS

Reference is made to the Second Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”) of Gladstone Commercial Limited Partnership, a Delaware limited partnership (the “Partnership”), of which this Partnership Unit Designation shall become a part.

Capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Partnership Agreement.

The General Partner has set forth in this Partnership Unit Designation the following description of the preferences and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of a class and series of Partnership Interests to be represented by Partnership Units which are designated as the “Senior Common Units”:

(i)    Designation and Number. A class of Partnership Units, designated “Senior Common Units,” is hereby established.

(ii)    Maturity. The Senior Common Units have no stated maturity and will not be subject to any sinking fund or mandatory redemption.

(iii)    Rank. The Senior Common Units, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Partnership, will rank (i) senior to the OP Units with respect to distribution rights and on parity with the OP Units with respect to rights upon liquidation, dissolution or winding up of the Partnership, (ii) senior to all Partnership Interests ranking junior to the Senior Common Units with respect to distribution rights or rights upon liquidation, dissolution or winding up of the Partnership; (iii) junior to the Preferred Parity Units; and (iv) junior to all existing and future indebtedness of the Partnership.

(iv)    Distributions.

(a)    Holders of the Senior Common Units are entitled to receive, when and as declared by the General Partner, out of funds legally available for the payment of distributions, cash distributions in an amount equal to $1.05 per Senior Common Unit per annum, declared daily and paid at the rate of $0.0875 per Senior Common Unit per month. Distributions will be cumulative from the date of issue of the Senior Common Units, and will be payable monthly on or about the last day of each month.

(b)    No distributions on Senior Common Units shall be declared by the General Partner or paid or set apart for payment by the Partnership at such time as the terms and provisions of any agreement of the Partnership, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment of such distributions would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

(c)    Notwithstanding the foregoing, distributions on the Senior Common Units will accumulate whether or not the Partnership has earnings, whether or not restrictions exist in respect thereof, whether there are funds legally available for the payment of such distributions and whether or not such distributions are declared. Accumulated but unpaid distributions on the Senior Common Units will not bear interest, and holders of the Senior Common Units will not be entitled to any distributions in excess of full cumulative distributions described above. No distributions will be declared or paid or set apart for payment on any Partnership Interests or any series or class of equity securities ranking junior to the Senior Common Units for any period unless full cumulative distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Senior Common Units for all past distribution periods and the then current distribution period.

(v)    Liquidation Preference. Holders of Senior Common Units will not have any liquidation preference.

(vi)     Redemption. In the event that shares of Senior Common Stock of Parent, par value $0.001 per share (“Senior Common REIT Shares”), are redeemed for cash in accordance with the Charter of Parent, then, concurrently therewith, an equivalent number of Senior Common Units held by Parent or a Subsidiary of Parent, if applicable, shall be automatically redeemed for the same amount of cash paid with respect to the redeemed Senior Common REIT Shares. Any such redemption of Senior Common Units will be effective at the same time as the redemption of the corresponding Senior Common REIT Shares.

(vii)    Voting Rights. Holders of the Senior Common Units will not have any voting rights.

(viii)    Exchange Option. In the event that any Senior Common REIT Shares are exchanged for Common REIT Shares in accordance with the Articles Supplementary Establishing and Fixing the Rights and Preferences of Senior Common Stock (the “Senior Common Articles Supplementary”), an equivalent number of Senior Common Units shall be automatically converted into a number of OP Units equal to the number of Common REIT Shares issued upon exchange of Senior Common REIT Shares.

(ix)    Automatic Conversion. Each Senior Common Unit shall be converted into an OP Unit in accordance with the same exchange ratio applied to the conversion of Senior Common REIT Shares into Common REIT Shares automatically upon any of the following events: (a) an acquisition of Parent by another company by means of any transaction or series of related transactions to which Parent is a party (including, without limitation, any stock acquisition, reorganization, merger or consolidation, but excluding any sale of stock for capital raising purposes) other than a transaction or series of transactions in which the holders of voting securities of Parent outstanding immediately prior to such transaction continue to retain at least 50% of the total voting power represented by voting securities of Parent or those of such other surviving entity outstanding immediately after such transaction or series of transaction; (b) a sale of all or substantially all of the assets of Parent; or (c) a liquidation, dissolution or winding up of Parent.

EXHIBIT SDP

PARTNERSHIP UNIT DESIGNATION

DESIGNATION OF

7.00% SERIES D CUMULATIVE REDEEMABLE PREFERRED UNITS

Reference is made to the Second Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”) of Gladstone Commercial Limited Partnership, a Delaware limited partnership (the “Partnership”), of which this Partnership Unit Designation shall become a part.

Capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Partnership Agreement. Section references are (unless otherwise specified) references to sections in this Partnership Unit Designation.

The General Partner has set forth in this Partnership Unit Designation the following description of the preferences and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of a class and series of Partnership Interests to be represented by Partnership Units which are designated as the “7.00% Series D Cumulative Redeemable Preferred Units”:

1.    Number of Units and Designation. A series of cumulative redeemable preferred units, designated the “7.00% Series D Cumulative Redeemable Preferred Units” (the “Series D Preferred Units”) is hereby established.

2.    Distributions.

(a)    Subject to the preferential rights of the holders of any Partnership Interest of the Partnership ranking senior to the Series D Preferred Units as to distributions, the holders of the then outstanding Series D Preferred Units shall be entitled to receive, when, as and if authorized and declared by the General Partner, out of funds legally available for the payment of distributions, cumulative cash distributions at the rate of 7.00% per annum of the $25.00 liquidation preference per unit (equivalent to a fixed annual amount of $1.75 per unit). Such distributions shall accrue and be cumulative from and including the date of original issue of the Series D Preferred Units and shall be payable monthly in arrears on the last day of each month or, if such date is not a Business Day, on the immediately succeeding Business Day, or on such later date as designated by the General Partner, with the same force and effect as if paid on such date (each, a “Series D Distribution Payment Date”). Distributions shall be payable to holders of record of the Series D Preferred Units as they appear in the ownership records of the Partnership at the close of business on the applicable record date, which shall be the date designated by the General Partner as the record date for the payment of distributions on the Series D Preferred Units that is not more than 35 nor fewer than 10 days prior to the scheduled Series D Distribution Payment Date (each, a “Series D Distribution Record Date”). The amount of any distribution payable on the Series D Preferred Units for any partial Series D Distribution Period and for the initial Series D Distribution Period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. For purposes of this Partnership Unit Designation, the term “Series D Distribution

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Period” shall mean the respective period commencing on and including the first day of each month and ending on and including the last day of each month (other than the Series D Distribution Period during which any of the Series D Preferred Units are redeemed or otherwise acquired by the Partnership).

(b)    No distributions on Series D Preferred Units shall be authorized or declared by the General Partner or paid or set apart for payment by the Partnership at such time as the terms and provisions of any agreement of the Partnership, including any agreement relating to its indebtedness, prohibits such authorization or declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment of such distributions would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

(c)    Notwithstanding foregoing Section 2(b), distributions on the Series D Preferred Units shall accrue whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized and declared by the General Partner. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series D Preferred Units which may be in arrears.

(d)    Except as provided in Section 2(e) below, unless full cumulative distributions on the Series D Preferred Units for all past Series D Distribution Periods that have ended shall have been or contemporaneously are (i) declared and paid in cash or (ii) declared and a sum sufficient for the payment thereof in cash is set apart for such payment, no distributions shall be declared and paid or declared and set apart for payment and no other distribution of cash or other property may be declared and made, directly or indirectly, on or with respect the OP Units, any Preferred Parity Units or any other class or series of Partnership Interest of the Partnership ranking junior to the Series D Preferred Units (other than a distribution paid in OP Units, Preferred Parity Units or any other class or series of Partnership Interest ranking junior to the Series D Preferred Units as to distribution rights and rights upon liquidation, dissolution or winding up of the Partnership), nor shall any OP Units, Preferred Parity Units or any other class or series of Partnership Interest of the Partnership ranking, as to distribution rights and rights upon liquidation, dissolution or winding up of the Partnership, junior to the Series D Preferred Units be redeemed, purchased or otherwise acquired by the Partnership for any consideration or any moneys be paid to or made available for a sinking fund for the redemption of any such units (except (i) by conversion into or exchange for OP Units or any other class or series of Partnership Interest of the Partnership ranking junior to the Series D Preferred Units as to distribution rights and rights upon liquidation, dissolution or winding up of the Partnership, (ii) for the purchase of Series D Preferred Units, Preferred Parity Units or any other class or series of Partnership Units of the Partnership ranking, as to distribution rights and rights upon liquidation, dissolution or winding up of the Partnership, junior to the Series D Preferred Units, pursuant to the Charter to the extent necessary to preserve Parent’s status as a REIT and (iii) for the purchase of Preferred Parity Units pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series D Preferred Units).

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(e)    When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series D Preferred Units and any Preferred Parity Units, all distributions declared upon the Series D Preferred Units and any Preferred Parity Units shall be declared pro rata so that the amount declared per Series D Preferred Unit and per other Preferred Parity Unit shall in all cases bear to each other the same ratio that accrued distributions per unit on the Series D Preferred Units and such Preferred Parity Units (which shall not include any accrual in respect of unpaid distributions on such Preferred Parity Units for prior distribution periods if such Preferred Parity Units do not have a cumulative distribution) bear to each other.

(f)    Holders of Series D Preferred Units shall not be entitled to any distribution, whether payable in cash, property or other Partnership Interest, in excess of full cumulative distributions on the Series D Preferred Units as provided herein and the liquidation preference set forth in Section 3 below. Any distribution payment made on the Series D Preferred Units shall first be credited against the earliest accrued but unpaid distribution due with respect to such units which remains payable. Accrued but unpaid distributions on the Series D Preferred Units shall accumulate as of the Series D Distribution Payment Date on which they first become payable.

3.    Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Partnership, before any distribution or payment shall be made to holders of OP Units or any other class or series of Partnership Interest of the Partnership ranking, as to distribution rights and rights upon liquidation, dissolution or winding up of the Partnership, junior to the Series D Preferred Units, the holders of the Series D Preferred Units shall be entitled to be paid out of the assets of the Partnership legally available for distribution to its partners a liquidation preference of $25.00 per unit, plus an amount equal to any accrued and unpaid distributions (whether or not authorized or declared) to and including the date of payment, but without interest. If, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Partnership are insufficient to pay the full amount of the liquidating distributions on all outstanding Series D Preferred Units and the corresponding amounts payable on all Preferred Parity Units, the holders of the Series D Preferred Units and each such holder of any Preferred Parity Units shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. Written notice of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Partnership, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first-class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of Series D Preferred Units at the respective addresses of such holders as the same shall appear on the ownership records of the Partnership. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series D Preferred Units shall have no right or claim to any of the remaining assets of the Partnership. The consolidation or merger of the Partnership with or into any other corporation, trust or other entity, or the voluntary sale, lease, transfer or conveyance of all or substantially all of the property or business of the Partnership, shall not be deemed to constitute a liquidation, dissolution or winding up of the affairs of the Partnership.

4.    Redemption. In the event that shares of 7.00% Series D Cumulative Redeemable Preferred Stock of Parent, par value $0.001 (“Series D Preferred REIT Shares”), are redeemed

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for cash in accordance with the Charter of Parent, then, concurrently therewith, an equivalent number of Series D Preferred Units held by Parent or a Subsidiary of Parent, if applicable, shall be automatically redeemed for the same amount of cash paid with respect to the redeemed Series D Preferred REIT Shares. Any such redemption of Series D Preferred Units will be effective at the same time as the redemption of the corresponding Series D Preferred REIT Shares.

5.    Voting Rights. Holders of the Series D Preferred Units will not have any voting rights.

6.    Conversion. The Series D Preferred Units shall not be convertible into or exchangeable for any other property or securities of the Partnership or any other entity.

7.    Ranking. In respect of rights to the payment of distributions and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Partnership, the Series D Preferred Units shall rank (i) senior to the OP Units, the Senior Common Units and any other class or series of Partnership Interest of the Partnership, the terms of which expressly provide that such Partnership Interest ranks junior to the Series D Preferred Units as to distribution rights and rights upon liquidation, dissolution or winding up of the Partnership, (ii) on a parity with the Preferred Parity Units, and (iii) junior to any other class or series of Partnership Interest of the Partnership, the terms of which expressly provide that such Partnership Interest ranks senior to the Series D Preferred Units as to distribution rights and rights upon liquidation, dissolution or winding up of the Partnership, and to all existing and future debt obligations of the Partnership.

8.    Status of Acquired Series D Term Preferred Units. All Series D Preferred Units redeemed, repurchased or otherwise acquired in any manner by the Partnership shall be restored to the status of authorized but unissued OP Units.

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